                                                                  Execution Copy

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                                 AURORA/VDK LLC


                            SECURITYHOLDERS AGREEMENT






                                  April 8, 1998



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                                Table of Contents

1.   EFFECTIVENESS; DEFINITIONS..........................................................................1
              1.1.  Closing.  ...........................................................................1
              1.2.  Definitions.  .......................................................................1

2.   VOTING AGREEMENT....................................................................................2
              2.1.  Board of Managers....................................................................2
                                2.1.1.  Designation of Board of Managers. ...............................2
                                2.1.2.  Resignation; Removal.............................................2
                                2.1.3.  Board Action.....................................................2
                                                 2.1.3.1.  Certain Actions...............................2
              2.2.  Board of Directors of Subsidiaries and Successor to New LLC..........................2
                                2.2.1.  Election of Directors............................................3
                                2.2.2.  Resignation; Removal.............................................3
                                2.2.3.  Board Actions....................................................3
                                                 2.2.3.1.  Certain Actions...............................3
                                2.2.4.  Required Action. ................................................3
              2.3.  Actions of New LLC Members...........................................................3
              2.4.  Further Actions......................................................................4
              .        ..................................................................................4
              2.5.  Public Offering......................................................................4
              2.6.  Observation Rights...................................................................5
                                2.6.1.  CALPERS..........................................................5
                                2.6.2.  UBS..............................................................5
                                2.6.3.  Tiger............................................................5
                                2.6.4.  General..........................................................6

3.   CERTAIN TRANSFER RIGHTS AND RESTRICTIONS; "TAG ALONG" AND "DRAG ALONG"
     RIGHTS..............................................................................................6
              3.1.  Transfer Restrictions................................................................6
                                3.1.1.  New LLC, MBW LLC and VDK LLC Interests...........................6
                                3.1.2.  Public Company and Subsidiary Shares.  ..........................6
              3.2.  Tag Along............................................................................7
                                3.2.1.  Notice...........................................................7
                                3.2.2.  Exercise.........................................................7
                                3.2.3.  Reduction of Tag Along Interests Sold............................8
                                3.2.4.  Irrevocable Offer................................................8
                                3.2.5.  Additional Compliance............................................9
                                3.2.6.  Excluded Transactions; Termination.  ............................9
              3.3.  Drag Along...........................................................................9
                                3.3.1.  Exercise.........................................................9
              3.4.  Miscellaneous.......................................................................10

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


                                3.4.1.  Certain Legal...................................................10
                                3.4.2.  Further.........................................................11
                                3.4.3.  Expenses........................................................12
                                3.4.4.  Closing.........................................................12
                                3.4.5.  Termination.....................................................12

4.   PREEMPTIVE RIGHT...................................................................................12
              4.1.  Right of Participation for New LLC Interests........................................13
                                4.1.1.  Offer...........................................................13
                                4.1.2.  Exercise........................................................14
                                                 4.1.2.1.  General......................................14
                                                 4.1.2.2.  Irrevocable Acceptance.......................14
                                                 4.1.2.3.  Time Limitation..............................15
                                4.1.3.  Other Securities.  .............................................15
                                4.1.4.  Further Assurances..............................................15
                                4.1.5.  Closing.........................................................16
              4.2.  Right of Participation for Subsidiary Stock.........................................16
                                4.2.1.  Offer...........................................................16
                                4.2.2.  Exercise........................................................17
                                                 4.2.2.1.  General......................................17
                                                 4.2.2.2.  Irrevocable Acceptance.......................17
                                                 4.2.2.3.  Time Limitation..............................17
                                4.2.3.  Other Securities................................................18
                                4.2.4.  Further Assurances..............................................18
                                4.2.5.  Closing.........................................................18
              4.3.  Certain Legal Requirements..........................................................19
              4.4.  Termination.........................................................................19

5.   NEGATIVE COVENANTS.................................................................................19
              5.1.  Required Approvals by MDC and Fenway................................................19

6.   REGISTRATION RIGHTS................................................................................21
              6.1.  Demand Registration Rights..........................................................21
                                6.1.1.  General.........................................................21
                                                 6.1.1.1.  Form.........................................23
                                6.1.2.  Payment of Expenses.............................................24
                                6.1.3.  Additional Procedures.  ........................................24
              6.2.  Piggyback Registration Rights.......................................................24
                                6.2.1.  Piggyback Registration..........................................24
                                                 6.2.1.1.  General......................................24
                                                 6.2.1.2.  Excluded Transactions........................25
                                6.2.2.  Payment of Expenses.............................................25
                                6.2.3.  Additional Procedures...........................................25

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

                                6.2.4.  Termination.  ..................................................26
              6.3.  Certain Other Provisions............................................................26
                                6.3.1.  Underwriter's Cutback...........................................26
                                6.3.2.  Other Actions...................................................28
                                6.3.3.  Selection of Underwriters and Counsel...........................30
                                6.3.4.  Lock-Up.........................................................30
              6.4.  Indemnification and Contribution.  .................................................30
                                6.4.1.  Indemnities of  New LLC, the Public Company and their
                       Subsidiaries.....................................................................30
                                6.4.2.  Indemnities to New LLC, the Public Company or their
                       Subsidiaries.....................................................................31
                                6.4.3.  Indemnification Procedures.  ...................................32
                                6.4.4.  Contribution.  .................................................33
                                6.4.5.  Limitation on Liability of Holders of Registrable Securities....33

              6.5.  Reports Under Securities Exchange Act...............................................34
              6.6.  Future Changes in Registration Requirements.  ......................................34

7.   CERTAIN ISSUANCES AND TRANSFERS, ETC...............................................................35
              7.1.  Transfers to Permitted Transferees.  ...............................................35
              7.2.  Other Transfers and Issuances.  ....................................................35

8.   REMEDIES...........................................................................................35
              8.1.  Generally.  ........................................................................35

9.   LEGENDS............................................................................................36
              9.1.  Restrictive Legend.  ...............................................................36
              9.2.  Securities Act Legends.  ...........................................................36
              9.3.  Stop Transfer Instruction...........................................................36

10.  AMENDMENT, TERMINATION, ETC........................................................................36
              10.1.  Oral Modifications.................................................................36
              10.2.  Written Modifications..............................................................37
              10.3.  Termination........................................................................37

11.  DEFINITIONS........................................................................................37
              11.1.  Certain Matters of Construction....................................................37
              11.2.  Definitions........................................................................37

12.  MISCELLANEOUS......................................................................................45
              12.1.  Authority; Effect.  ...............................................................45
              12.2.  Notices............................................................................45
              12.3.  Binding Effect, etc. ..............................................................46
              12.4.  Descriptive Headings...............................................................46

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


              12.5.  Counterparts.......................................................................46
              12.6.  Severability.......................................................................46

13.  GOVERNING LAW......................................................................................46
              13.1.  Governing Law.  ...................................................................46


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                            SECURITYHOLDERS AGREEMENT

         This Securityholders Agreement (the "Agreement") is made as of April 8,
1998 by and among the parties set forth on Schedule A hereto:

                                    Recitals

                  On or about the date hereof, in exchange for Class A Units
                  (the "Class A Units") and other interests in Aurora/VDK LLC, a
                  Delaware limited liability company ("New LLC"), MBW Investors
                  LLC, a Delaware limited liability company ("MBW LLC"), has contributed all of the outstanding shares of capital stock of Aurora Foods Holdings Inc., a Delaware corporation ("Aurora
                  Holdings"), to New LLC, and VDK Foods LLC, a Delaware limited liability company ("VDK LLC"), has contributed all of the outstanding shares of capital stock of VDK Holdings, Inc., a Delaware corporation ("VDK Holdings"), to New LLC pursuant to a Contribution Agreement dated as of April 8, 1998 among MBW
                  LLC and VDK LLC (the "Contribution Agreement").

                  The parties believe that it is in the best interests of New
                  LLC, MBW LLC, VDK LLC and their respective members to: (i) provide for certain transfer restrictions; (ii) provide for certain rights and obligations with respect to the election of the board of managers of New LLC and of directors of the Public Company (as defined) and the subsidiaries of New LLC and the Public Company; (iii) provide for registration rights;
                  and (iv) set forth their agreements on certain other matters.

                                    Agreement

         Therefore, the parties hereto hereby agree as follows:

1.       EFFECTIVENESS; DEFINITIONS.

         1.1. Closing. This Agreement shall become effective upon consummation of the closing (the "Closing") under the Contribution Agreement.

         1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in
Section 11 hereof.


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2.       VOTING AGREEMENT.

         2.1.  Board of Managers.

                  2.1.1. Designation of Board of Managers. Each holder of Class
         A Units ("Class A Holder") agrees to cast all votes to which such holder is entitled to vote in respect of the Class A Units and any other interests in New LLC now or hereinafter acquired (collectively, "New LLC Interests"), whether at any meeting or by written consent or otherwise, to cause, and New LLC shall cause, the Board of Managers of New LLC (the "Managers Board"), to consist of ten Managers and to cause to be elected to the Managers Board three individuals designated by Fenway (each a "Fenway Designee" and collectively, the "Fenway
         Designees"), three individuals designated by MDC (each an "MDC
         Designee" and, collectively, the "MDC Designees"), two individuals designated by Dartford (each a "Dartford Designee" and collectively, the "Dartford Designees"), one individual designated by UBS (the "UBS
         Designee") and one individual designated by Tiger (the "Tiger
         Designee").

                  2.1.2. Resignation; Removal. Except as provided in Section
         2.5, no Fenway Designee, MDC Designee, Dartford Designee, UBS Designee ot Tiger Designee may be removed from the Managers Board without the consent of the designating party. By written notice to New LLC, Fenway, MDC, Dartford, UBS or Tiger may (i) remove and replace any of its authorized representatives from such position and (ii) designate another representative to fill any vacancy caused by the resignation of any of its respective designees, except in the case of the resignation of the UBS Designee or the Tiger Designee pursuant to Section 2.5. Each holder of New LLC Interests and the other parties hereto shall promptly take any and all actions necessary to cause the appointment or election of such designees to the Managers Board pursuant to the New LLC
         Agreement.

                  2.1.3. Board Action. Except as provided in Section 5.1, the
         Managers Board shall act by majority vote of the entire Managers Board with each member of the Managers Board having one vote. All action to be taken by the Managers Board at a meeting shall require the presence and consent of at least 6 members of the Managers Board. Any action by written consent of the Managers Board shall require the consent of at least 6 members of the Managers Board.

                           2.1.3.1. Certain Actions. Any transaction with
                  Affiliates taken after the date hereof involving any material conflict of interest may only be taken by majority vote of the disinterested members of the Managers Board other than any transaction pursuant to agreements in effect on the date hereof.

         2.2. Board of Directors of Subsidiaries and Successor to New LLC.


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                  2.2.1. Election of Directors. Subject to the provisions of
         Section 2.5, each of the parties hereto agrees to take such action as may be necessary or desirable to cause New LLC in its capacity as a stockholder of its Subsidiaries, to elect the persons who are Fenway
         Designees, MDC Designees, Dartford Designees, the UBS Designee and the
         Tiger Designee (as provided in Section 2.1.1 above) to serve as the directors on the board of directors of each Subsidiary of New LLC (each such board of directors, a "Subsidiary Board").

                  2.2.2. Resignation; Removal. Except as provided in Section
         2.5, no Fenway Designee, MDC Designee, Dartford Designee, UBS Designee or Tiger Designee may be removed from any Subsidiary Board without the consent of the designating party. In accordance with the charter and by-laws of the Subsidiaries, Fenway, MDC, Dartford, UBS or Tiger may
         (i) remove and replace any of its authorized representatives from such position and (ii) designate another representative to fill any vacancy caused by the resignation of any of its respective designees except in the case of the resignation of the UBS Designee or the Tiger Designee pursuant to Section 2.5. New LLC, as sole stockholder of the Subsidiaries, shall take or cause to be taken any and all actions necessary to cause the appointment or election of such designees to each Subsidiary Board.

                  2.2.3. Board Actions. Except as provided in Section 5.1, each
         Subsidiary Board shall act in accordance with the charter and by-laws of such Subsidiary and by majority vote with each director having one vote. Except as otherwise required by law, all actions to be taken by the Subsidiary Board at a meeting shall require the presence and consent of at least 6 directors of such Subsidiary Board and any action by written consent of the Subsidiary Board shall require the consent of all of the directors of the Subsidiary Board.

                           2.2.3.1. Certain Actions. Any transactions with
                  Affiliates taken after the date hereof, other than transactions contemplated by the Contribution Agreement or pursuant to other agreements in effect on the date hereof, involving any material conflict of interest may only be taken by majority vote of the disinterested members of such Subsidiary Board.

                  2.2.4. Required Action. Prior to an Initial Public Offering,
         New LLC will be incorporated for tax purposes through a contribution of all of its assets and liabilities to a new corporation in exchange for all of the shares of capital stock of such corporation, or by such other method as shall be approved by the Managers Board of New LLC in accordance with the provisions of this Agreement, and thereafter, prior to or immediately following the Initial Public Offering, New LLC will be liquidated or dissolved.

         2.3. Actions of New LLC Members. Any action or consent required to be approved by the Members of New LLC shall require the affirmative vote of all of the votes entitled to be cast by holders of New LLC Interests; provided, however, that in determining whether the



                                      - 3 -

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holders of New LLC Interests have so consented, the consent of the holders of
VDK LLC Interests and MBW LLC Interests, voting together as a single class, who own a majority of the voting interests set forth on Schedule B attached hereto
(as such Schedule may be amended from time to time to reflect Transfers of MBW
LLC Interests or VDK LLC Interests as provided by this Agreement) shall be determinative.

         2.4. Further Actions. New LLC, the Public Company and any of their respective Subsidiaries and the parties hereto agree not to give effect to any action by the Members, the Managers Board or any Person which is in contravention of, or has not been properly authorized in accordance with, this
Section 2 or Section 5 hereof. New LLC and the Public Company agree to cause their respective Subsidiaries to refrain from any action which is or would be in contravention of, or has not been properly authorized in accordance with, this
Section 2 or Section 5 hereof. Each party hereto shall agree to take any and all actions as a member of any limited liability company or as a director or stockholder of a corporation or in any other capacity that such party is entitled to take, by written consent or otherwise, necessary or desirable to effectuate the agreements contained herein, including any actions required to be taken by VDK LLC and MBW LLC, and shall refrain from taking any action inconsistent or in conflict with the provisions of this Agreement.

         2.5. Public Offering. In the event of the consummation of a Public
Offering, the Public Company and the parties hereto agree to (i) use reasonable best efforts to sell in the Initial Public Offering a number of shares in the Public Company owned by New LLC sufficient to provide net proceeds to New LLC of $50.9 million, (ii) simultaneously or immediately thereafter liquidate or dissolve New LLC, and cause New LLC to distribute such amount pursuant to
Section 8.3(i) of the New LLC Agreement and to cause MBW LLC and VDK LLC to distribute the amount distributed to each of them by New LLC to their members in accordance with the provisions of the VDK LLC Agreement and the MBW LLC
Agreement, and (iii) elect three Fenway Designees, three MDC Designees, two
Dartford Designees, one UBS Designee and one Tiger Designee to the board of directors of the Public Company (the "Public Company Board") and the board of directors of each of its Subsidiaries (each such board of directors, a "Subsidiary Board"). Each such Board shall initially have not more than ten (10) directors. For so long as he is Chairman and Chief Executive Officer of the Public Company, Ian R. Wilson will be one of the Dartford Designees. Upon the election of an independent director mutually acceptable to two of the three of Fenway, MDC and Dartford to the Public Company Board and to each Subsidiary
Board (unless Fenway and MDC otherwise agree that such person does not need to be on any particular Subsidiary Board) (the "First Independent Election Date"), the number of directors on the Public Company Board and each Subsidiary Board shall be fixed at eleven (11). Upon the election of a second independent director mutually acceptable to two of the three of Fenway, MDC and Dartford to the Public Company Board and to each Subsidiary Board (unless Fenway and MDC otherwise agree that such person does not need to be on any particular
Subsidiary Board) (the "Second Independent Election Date"), the UBS Designee shall resign from the Public Company Board and each Subsidiary Board (and if such UBS Designee does not resign, the parties shall remove such UBS Designee) and UBS shall thereafter not be


                                      - 4 -



entitled to have any designee elected to the Public Company Board or any Subsidiary Board. Upon the appointment and election of a new Chief Executive Officer (other than Ian R. Wilson) to the Public Company Board, the Tiger Designee shall resign from the Public Company Board and each Subsidiary Board (and if such Tiger Designee does not resign, the parties shall remove such Tiger Designee) and Tiger shall thereafter not be entitled to have any designee elected to the Public Company Board or any Subsidiary Board. Each of the parties hereto will take all action to elect to the Public Company Board and each Subsidiary Board up to two independent directors mutually acceptable to two of the three of Fenway, MDC and Dartford. In the event that the number of shares of Common Stock of the Public Company (the "Common Stock") Beneficially Owned by Fenway or MDC, as the case may be, shall equal less than (i) a number of shares equal to 50% of the number of shares of Common Stock held by MDC upon consummation of the Initial Public Offering (assuming liquidation of New LLC, MBW LLC and VDK LLC contemporaneously therewith), the number of Fenway Designees or MDC Designees, as the case may be, shall be reduced to two and (ii) a number of shares equal to 5% of the total number of shares of Common Stock outstanding upon consummation of the Initial Public Offering (assuming liquidation of New LLC, MBW LLC and VDK LLC contemporaneously therewith), the number of Fenway Designees or MDC Designees, as the case may be shall be, reduced to one. In the event that the number of shares of Common Stock Beneficially Owned by Dartford shall equal less than 5% of the total number of shares of Common Stock outstanding upon consummation of the Initial Public Offering (assuming liquidation of New LLC, MBW LLC and VDK LLC contemporaneously therewith), the number of Dartford Designees shall be reduced to one. In the event that Fenway, MDC or Dartford do not Beneficially Own any shares of Common Stock, the number of Fenway Designees, MDC Designees or Dartford Designees, as the case may be, shall be reduced to zero.

         2.6.  Observation Rights.

                  2.6.1. CALPERS. CALPERS shall have Managers Board observation rights until such time as CALPERS directly or indirectly Beneficially Owns less than 2% of the outstanding New LLC Interests. CALPERS shall have Public Company Board observation rights until such time as CALPERS owns shares of Common Stock received in the liquidation of MBW LLC representing less than 2% of the outstanding Common Stock.

                  2.6.2. UBS. Upon the resignation of the UBS Designee from the Public Company Board, UBS shall have Public Company Board observation rights until such time as UBS Beneficially Owns shares of Common Stock received upon liquidation of VDK LLC representing less then 2% of the outstanding Common Stock.

                  2.6.3. Tiger. Upon the resignation of the Tiger Designee from the Public Company Board, Tiger shall have Public Company Board observation rights until such time as Tiger Beneficially Owns shares of Common Stock received upon liquidation of VDK LLC representing less than 2% of the outstanding Common Stock.

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                  2.6.4. General. Each of the parties who has board observation rights under this Section 2.6 shall, for so long as such party has such observation rights, have the right to receive notices of, and to attend, all meetings of the Managers Board or the Public Company Board, as the case may be, and to receive all materials provided to the members of the Managers Board or to the directors of the Public Company Board, as the case may be.

3.       CERTAIN TRANSFER RIGHTS AND RESTRICTIONS; "TAG ALONG" AND "DRAG ALONG"
         RIGHTS.

         3.1.  Transfer Restrictions.

                  3.1.1. New LLC, MBW LLC and VDK LLC Interests. No holder of New LLC Interests, nor any holder of MBW LLC Interests or VDK LLC Interests, shall Transfer any New LLC Interests, MBW LLC Interests or VDK LLC Interests, as the case may be, now owned or hereinafter acquired, to any other Person without the consent of Fenway and MDC, except for Transfers (i) to Permitted Transferees (subject to Section
         7), (ii) as permitted by Section 3.2, (iii) as required by Section 3.3 or (iv) pursuant to Section 6. Any attempted Transfers not so permitted or required by such Sections shall be null and void, and New LLC, MBW LLC, and VDK LLC, as the case may be, shall not in any way give effect to any such impermissible Transfer. All permitted transfers shall be further subject to the requirements of Section 7. The provisions of this Section 3.1.1 shall terminate and be of no further force and effect upon the consummation of the Initial Public Offering.

                  3.1.2. Public Company and Subsidiary Shares. Until the second anniversary of the consummation of the Initial Public Offering, no holder of shares of capital stock of the Public Company or any Subsidiary of the Public Company shall Transfer any of such shares received in respect of their interests in New LLC, MBW LLC or VDK LLC to any other Person without the consent of Fenway and MDC except for Transfers (i) to Permitted Transferees (subject to Section 7), (ii) pursuant to Section 6, and (iii) beginning on the one year anniversary of the consummation of the Initial Public Offering, by each of UBS, Tiger, CALPERS and Bain of their respective shares of Common Stock pursuant to Rule 144 without regard to the restrictions on Transfers contained in Sections 3 and 7. Any attempted Transfers not so permitted by such Sections shall be null and void and the Public Company or any Subsidiary of the Public Company, as the case may be, shall not in any way give effect to any such impermissible Transfer. All Transfers to Permitted Transferees shall be further subject to the requirements of
         Section 7. The provisions of this Section 3.1.2 shall be of no further force and effect following the second anniversary of the consummation of an Initial Public Offering.


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         3.2. Tag Along. No holder of New LLC Interests shall Transfer for value
(a "Sale") any such New LLC Interests to any Prospective Buyer except in the manner and on the terms set forth in this Section 3.2. Any attempted Transfer of New LLC Interests not permitted by this Section 3 shall be null and void, and New LLC shall not in any way give effect to any such impermissible Transfer. Notwithstanding anything to the contrary herein, any Transfer under this Section
3.2 shall require the prior written consent of Fenway and MDC.

                  3.2.1. Notice. Each holder of New LLC Interests (a "Prospective Selling Investor") who desires to sell such New LLC Interests shall furnish a written notice (the "Tag Along Notice") to each other holder of the outstanding New LLC Interests who is party to this Agreement (the "Tag Along Offerors") at least ten business days prior to such Transfer. The Tag Along Notice shall include:

                           (1) The principal terms of the proposed Sale insofar as it relates to the New LLC Interests being proposed for Sale (the "Tag Along Interests"), including (i) the number of Tag Along Interests to be purchased from the Prospective Selling Investors, (ii) the percentage of the total amount of New LLC Interests held by all holders of New LLC Interests who are parties hereto which such amount of Tag Along Interests to be sold represents (the "Tag Along Sale Percentage"), (iii) the maximum and minimum purchase price, (iv) the name and address of the Prospective Buyer, and (v) the date such proposed Sale is expected to be consummated; and

                           (2) An invitation to each Tag Along Offeror to make an offer to include in the proposed Sale to the Prospective Buyer an additional number of Tag Along Interests (not in any event to exceed the Tag Along Sale Percentage of the total amount of applicable Tag Along Interests held by such Tag Along Offeror) owned by such Tag Along Offeror, on the same terms and conditions, with respect to each Tag Along Interest sold, as the Prospective Selling Investors shall sell each of their Tag Along Interests.

                           (3) The determination of VDK LLC, as holder of New LLC Interests, to make an offer under
                                    (b) above to sell all of its applicable Tag
                                    Along Interests shall require the consent of 70% of the holders of outstanding VDK LLC Interests.

                  3.2.2. Exercise. Within ten business days after the effectiveness of the Tag Along Notice, each Tag Along Offeror desiring to make an offer to include Tag Along

         Interests in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Investors, the "Tag Along Sellers") shall send a written offer (the "Tag Along Offer") to the Prospective Selling Investors specifying the number of Tag Along Interests (not in any event to exceed the Tag Along Sale Percentage of the total number of Tag Along Interests held by such Participating Seller) which such Participating Seller desires to have included in the proposed Sale. Each Tag Along Offeror who does not accept the Prospective Selling Investors' invitation to make an offer to include Tag Along Interests in the proposed Sale shall be deemed to have waived all of his rights with respect to such Sale, and the Tag Along Sellers shall thereafter be free to sell to the Prospective Buyer, at a per share price no greater than 110% of the price set forth in the Tag Along Notice and on other principal terms which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such nonaccepting Tag Along Offerors.

                  3.2.3. Reduction of Tag Along Interests Sold. The Prospective Selling Investors shall attempt to obtain the inclusion in the proposed Sale of the entire amount of Tag Along Interests which the Tag Along Sellers desire to have included in the Sale (as evidenced in the case of the Prospective Selling Investors by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Investors shall be unable to obtain the inclusion of such entire amount of Tag Along Interests in the proposed Sale, the amount of Tag Along Interests to be sold in the proposed Sale by each Tag Along Seller shall be reduced on a pro rata basis according to the proportion which the amount of Tag Along Interests which each such Tag Along Seller desires to have included in the Sale bears to the total amount of Tag Along Interests which all of the Tag Along Sellers desire to have included in the Sale.

                  3.2.4. Irrevocable Offer. The offer of each Participating Seller contained in his Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to sell in the proposed Sale on the same terms and conditions, with respect to each Tag Along Interest sold, as the Prospective Selling Investors, up to such number of Tag Along Interests as such Participating Seller shall have specified in his Tag Along Offer; provided, however, that (a) if the principal terms of the proposed Sale change with the result that the price shall be less than 90% of the price set forth in the Tag Along Notice or the other principal terms shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, each Participating Seller shall be permitted to withdraw the offer contained in the Tag Along Offer and shall be released from its obligations thereunder and (b) if, at the end of the 180th day following the date of the effectiveness of the Tag Along Notice, the Prospective Selling Investors have not completed the proposed Sale, each Participating Seller shall be released from his obligations under his Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 3.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.2, unless the failure to complete such Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 3.2.

                  3.2.5. Additional Compliance. If, prior to consummation, the terms of the proposed Sale shall change with the result that the price to be paid in such proposed Sale shall be greater than 110% of the price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this
         Section 3.2 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.2; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 3.2.1 and 3.2.2 shall be five business days.

                  3.2.6. Excluded Transactions; Termination. Notwithstanding the foregoing, no holder of New LLC Interests shall have any right of participation pursuant to the provisions of this Section 3.2 or otherwise with respect to any Transfer of New LLC Interests:

                                    (1)     to a Permitted Transferee;

                                    (2)     in a Public Offering; or

                                    (3)     with respect to which Fenway and MDC
                                            exercise their "drag along" rights
                                            under Section 3.3 of this Agreement.

         The provisions of this Section 3.2 shall terminate upon the consummation of an Initial Public Offering.

         3.3. Drag Along. Each holder of New LLC Interests hereby agrees, if requested jointly by Fenway and MDC (each, a "Prospective Selling Investor"), to sell all or substantially all of the interests held by such holder in New LLC to a Prospective Buyer in the manner and on the terms set forth in this Section 3.3 in connection with the Sale by the Prospective Selling Investors of all or substantially all of their interests in the business of New LLC.

                  3.3.1. Exercise. If the Prospective Selling Investors elect to exercise their rights under this Section 3.3, a written notice (the "Drag Along Notice") shall be furnished by the Prospective Selling Investors to each other holder of New LLC Interests who is party to this Agreement. The Drag Along Notice shall set forth the principal terms of the proposed Sale including the amount of New LLC Interests (the " Drag Along Interests") to be acquired from the Prospective Selling Investors, the manner in which such Drag Along Interests are to be sold, the percentage of the total amount of New LLC Interests held by the Prospective Selling Investors of the total amount of New LLC Interests to be sold (the "Drag Along Sale Percentage"), the consideration to be received in the proposed Sale, the date such proposed Sale is expected to be consummated and the name and address of the Prospective Buyer. If the Prospective Selling Investors consummate the proposed Sale to which reference is made in the Drag Along Notice, each other holder of Drag Along Interests (each a "Participating Seller", and, together with the Prospective Selling Investors, collectively, the "Drag Along Sellers") shall be bound and obligated to sell the Drag Along Sale Percentage of its Drag Along Interests in the proposed Sale, on the same terms and conditions, with respect to each Drag Along Interest sold, as the Prospective Selling Investors shall sell in respect of their Drag Along Interests in the Sale. If at the end of the 180th day following the date of the effectiveness of the Drag Along Notice the Prospective Selling Investors have not completed the proposed Sale, each Participating Seller shall be released from his obligation under the Drag Along Notice, the Drag Along Notice shall be null and void, and it shall be necessary for a separate Drag Along Notice to be furnished and the terms and provisions of this Section 3.3 separately complied with, in order to consummate such proposed Sale pursuant to this Section 3.3.

                  3.3.2. Termination. The provisions of this Section 3.3 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering.

         3.4. Miscellaneous. The following provisions shall be applied to any Sale to which Section 3.2 or 3.3 applies:

                  3.4.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Tag Along Interests or Drag Along Interests in a proposed Sale pursuant to Section 3.2 or Section
         3.3 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (i) the registration or qualification of such securities or of any person acting as a broker or dealer or agent with respect to such securities or (ii) the provision to any Tag Along Seller or Drag Along Seller of any information other than such information as would be required under Regulation D in an offering made pursuant to Regulation D solely to "accredited investors" as defined in Regulation D, the Prospective Selling Investors shall be obligated only to use their reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such Participating Seller to receive such securities, it being understood and agreed that the Prospective Selling Investors shall not be under any obligation to effect a registration of such securities under the Securities Act or similar statutes. Notwithstanding any provisions of this Section 3, if use of reasonable efforts does not result in the requirements under Regulation D being complied with to the extent necessary to permit such Participating Seller to receive such securities, the Prospective Selling Investors shall cause to be paid to such Participating Seller in lieu thereof, against surrender of the Tag Along Interests or Drag Along Interests, as the case may be, which would have otherwise been sold by such Participating Seller to the Prospective Buyer in the Sale, an amount in cash equal to the Fair Market Value of such Tag Along Interests or Drag Along Interests as of the date of the issuance of securities in exchange for Tag Along Interests or Drag Along Interests. The obligation of the Prospective Selling Investors to use reasonable efforts to cause such requirements to have been complied with to the extent necessary to permit a Participating Seller to receive such securities shall be conditioned on such Participating Seller executing such documents and instruments, and taking such other actions (including, without limitation, if required by the Prospective Selling Investors, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation
         D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as the Prospective Selling Investors shall reasonably request in order to permit such requirements to be complied with. Unless the Participating Seller in question shall have taken all actions reasonably requested by the Prospective Selling Investors in order to comply with the requirements under Regulation D, such Participating Seller shall not have the right to require the payment of cash in lieu of securities under this Section 3.4.1.

                  3.4.2. Further Assurances. Each party hereto, whether in the capacity of a Participating Seller, Member, Manager, officer or Managing Member or member of New LLC, VDK LLC or MBW LLC, or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to consummate expeditiously each Sale pursuant to and in accordance with Section 3.2 or Section 3.3 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Investors and the Prospective Buyer; provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Investors to which such Prospective Selling Investors will also be party, including, without limitation, agreements to (a) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Tag Along Interests or Drag Along Interests, as the case may be, and the power, authority and legal right to Transfer such Tag Along Interests or Drag Along Interests and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the New LLC, MBW LLC, VDK LLC and their Subsidiaries; provided, however, that, the aggregate amount of such liability shall not exceed either (i) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the total number of Tag Along

         Interests or Drag Along Interests included in such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

                  3.4.3. Expenses. All reasonable costs and expenses incurred by any Tag Along Seller, Drag Along Seller, New LLC, MBW LLC or VDK LLC in connection with any proposed Sale pursuant to this Section 3 (whether or not consummated), including, without limitation, all attorneys' fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by New LLC, MBW LLC or VDK LLC, as appropriate.

                  3.4.4. Closing. The closing of a Sale pursuant to Section 3.2 shall take place at such time and place as the Prospective Selling Investors shall specify, and the closing of a Sale pursuant to Section
         3.3 shall take place at such time and place as Fenway and MDC shall specify, in each case, by notice to each Participating Seller. At the closing of any Sale under this Section 3, each Participating Seller shall deliver the documents evidencing the Tag Along Interests or Drag Along Interests, as the case may be, to be sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration. It is understood and agreed that no holder of New LLC Interests, MBW LLC Interests or VDK LLC Interests shall have any liability to any other holder of New LLC Interests, MBW LLC Interests or VDK LLC Interests arising from, relating to or in connection with any proposed Sale which has been the subject of a Tag Along Notice or a Drag Along Notice whether or not such proposed Sale is consummated.

                  3.4.5. Termination. The provisions of this Section 3.4 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering.

4. PREEMPTIVE RIGHT. None of New LLC nor any of its Subsidiaries shall issue or sell any equity interests in New LLC or any of its Subsidiaries or any securities convertible into or exchangeable for any equity interests in New LLC or any of its Subsidiaries, issue or grant any options or warrants for the purchase of, or enter into any agreements providing for the issuance (contingent or otherwise) of, equity interests in New LLC or any of its Subsidiaries or any securities convertible into or exchangeable for any equity interests in New LLC or any of its Subsidiaries (other than (x) securities issued to management which are approved by the board of directors of such issuer and pursuant to Section 5.1, if applicable, (y) shares of Common Stock of the Public Company issued to New LLC immediately prior to the Initial Public Offering or (z) shares of Common Stock of the Public Company issued in the Initial Public Offering), (i) in the case of New LLC, to any Person (each an "Issuance" of "Subject Securities") and
         (ii) in the case of any Subsidiary, to Fenway or MDC (each an "Issuance" of "Subsidiary Securities"), except in compliance with the following provisions of this Section 4.

         4.1. Right of Participation for New LLC Interests.

                  4.1.1. Offer. Not fewer than 30 days prior to the consummation of the Issuance of Subject Securities, a notice (the "LLC Preemption Notice") shall be furnished by New LLC to each holder of New LLC Interests (the "LLC Preemptive Offerees"). The LLC Preemption Notice shall include:

                                    (1)      The principal terms of the proposed
                                             Issuance, including, without
                                             limitation, the amount and kind of
                                             Subject Securities to be included
                                             in the Issuance, the percentage of
                                             the amount of New LLC Interests
                                             outstanding immediately prior to
                                             giving effect to such Issuance in
                                             respect of which the New LLC
                                             Interests held by such Preemptive
                                             Offeree constitutes (the "LLC
                                             Preemptive Portion"), the maximum
                                             and minimum price per unit of the
                                             Subject Securities and the name and
                                             address of the Persons to whom the
                                             Subject Securities will be Issued
                                             (the "LLC Prospective Subscriber");
                                             and

                                    (2)      An offer by New LLC to Issue, at
                                             the option of each LLC Preemptive
                                             Offeree, to such LLC Preemptive
                                             Offeree such portion of the Subject
                                             Securities to be included in the
                                             Issuance as may be requested by
                                             such LLC Preemptive Offeree (not to
                                             exceed the LLC Preemptive Portion
                                             of the total amount of Subject
                                             Securities to be included in the
                                             Issuance), on the same terms and
                                             conditions, with respect to each
                                             unit of Subject Securities issued
                                             to the LLC Preemptive Offerees, as
                                             each of the LLC Prospective
                                             Subscribers shall be Issued units
                                             of Subject Securities.

                                    (3)      If MBW LLC or VDK LLC does not
                                             accept the offer as contained in
                                             the LLC Preemption Notice within
                                             the time specified in Section
                                             4.1.2, then New LLC shall thereupon
                                             be required to furnish a LLC
                                             Preemption Notice within 15 days to
                                             all holders of MBW LLC Interests if
                                             MBW LLC does not so accept and to
                                             all holders of VDK LLC Interests if
                                             VDK LLC does not so accept (such
                                             offerees shall thereupon be
                                             included as LLC Preemptive
                                             Offerees). The LLC Preemptive
                                             Portion of the holders of MBW LLC
                                             Interests and the holders of VDK
                                             LLC Interests shall be, (i) with
                                             respect to the holders of MBW LLC
                                             Interests, that portion of the LLC
                                             Preemptive Portion of MBW LLC equal
                                            to a percentage obtained by dividing
                                            (x) the number of voting units
                                            provided in Schedule B owned by that
                                            member indirectly through MBW LLC by
                                            (y) the number of voting units
                                            provided in Schedule B owned by all
                                            members of MBW LLC, and (ii) with
                                            respect to the holders of VDK LLC
                                            Interests, that portion of the LLC
                                            Preemptive Portion of VDK LLC equal
                                            to a percentage obtained by dividing
                                            (x) the number of voting units
                                            provided in Schedule B owned by that
                                            member indirectly through VDK LLC by
                                            (y) the number of voting units
                                            provided in Schedule B owned by all
                                            members of VDK LLC.

                  4.1.2.  Exercise.

                           4.1.2.1. General. Each LLC Preemptive Offeree
                  desiring to accept the offer contained in the LLC Preemption Notice shall, within 20 days after the receipt of the LLC Preemption Notice, send a written commitment to New LLC specifying the amount of Subject Securities (not in any event to exceed such LLC Preemptive Offeree's LLC Preemptive Portion of the total amount of Subject Securities to be included in the Issuance) which such LLC Preemptive Offeree desires to be issued (each such accepting LLC Preemptive Offeree, an "LLC Participating Buyer"). Each LLC Preemptive Offeree who has not so accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and New LLC shall thereafter be free to Issue Subject Securities in the Issuance to the LLC Prospective Subscriber and any LLC Participating Buyers, at a price no less than 90% of the minimum price set forth in the LLC Preemption Notice and on other principal terms not substantially more favorable to the LLC Prospective Subscriber than those set forth in the LLC Preemption Notice, without any further obligation to such non-accepting LLC Preemptive Offerees. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 90% of the minimum price set forth in the LLC Preemption Notice or the other principal terms shall be substantially more favorable to the LLC Prospective Subscriber than those set forth in the LLC Preemption Notice, it shall be necessary for a separate LLC Preemption Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Issuance pursuant to this Section 4.1.

                           4.1.2.2. Irrevocable Acceptance. The acceptance of
                  each LLC Participating Buyer shall be irrevocable except as hereinafter provided, and each such LLC Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each unit of Subject Securities Issued, as the LLC Prospective Subscriber, such amount of Subject

                  Securities as such LLC Participating Buyer shall have specified in such LLC Participating Buyer's written commitment.

                           4.1.2.3. Time Limitation. If at the end of the 270th
                  day following the date of the effectiveness of the LLC Preemption Notice New LLC has not completed the Issuance, each LLC Participating Buyer shall be released from his obligations under the written commitment, the LLC Preemption Notice shall be null and void, and it shall be necessary for a separate LLC Preemption Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such Issuance pursuant to this Section 4.1.

                  4.1.3. Other Securities. New LLC may condition the participation of the LLC Preemptive Offerees in an Issuance upon the purchase by such LLC Preemptive Offerees of any securities (including, without limitation, debt securities) other than Subject Securities ("Other Securities") in the event that the participation of the LLC Prospective Subscriber in such Issuance is so conditioned. In such case, each LLC Participating Buyer shall acquire in the Issuance, together with the Subject Securities to be acquired by it, Other Securities in the same proportion to the Subject Securities to be acquired by it as Other Securities are acquired by the LLC Prospective Subscriber in proportion to the Subject Securities acquired in the Issuance by such LLC Prospective Subscriber, on the same terms and conditions, as to each unit of Subject Securities and Other Securities issued to the LLC Participating Buyers, as the LLC Prospective Subscriber shall be issued units of Subject Securities and Other Securities.

                  4.1.4. Further Assurances. Each LLC Participating Buyer and each Person to whom the New LLC Interests, MBW LLC Interests or VDK LLC Interests held by such LLC Participating Buyer were originally issued, shall, whether in his capacity as a LLC Participating Buyer, Member, Manager, officer or director of New LLC, MBW LLC or VDK LLC or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously each Issuance pursuant to this Section 4.1 and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with New LLC and the LLC Prospective Subscriber. Without limiting the generality of the foregoing, each such LLC Participating Buyer and New LLC agrees to execute and deliver such subscription and other agreements specified by the New LLC to which the LLC Prospective Subscriber will be party; provided, however, that in the event any LLC Participating Buyer is required to make a filing under the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976 (the "HSR Act") as a condition to purchasing such securities, such LLC Participating Buyer shall use its best efforts to obtain approvals under the HSR Act or otherwise have any waiting period thereunder expire and the New LLC shall provide such LLC Participating Buyer with a reasonable period in which to obtain such approvals or permit such waiting period to expire.

                  4.1.5. Closing. The closing of an Issuance pursuant to Section
         4.1 shall take place at such time and place as New LLC shall specify by notice to each LLC Participating Buyer. At the closing of any Issuance under this Section 4.1, each LLC Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subject Securities (and, if applicable, Other Securities) to be Issued to such LLC Participating Buyer, registered in the name of such LLC Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such LLC Participating Buyer of the applicable consideration.

         4.2.  Right of Participation for Subsidiary Stock.

                  4.2.1. Offer. Not fewer than 30 days prior to the consummation of the Issuance of Subsidiary Securities to either Fenway or MDC, a notice (the "Preemption Notice") shall be furnished by the relevant Subsidiary to each member of MBW LLC or VDK LLC (the "Preemptive Offerees"). The Preemption Notice shall include:

                                    (1)      The principal terms of the proposed
                                             Issuance, including, without
                                             limitation, the amount and kind of
                                             Subsidiary Securities to be
                                             included in the Issuance, the
                                             percentage of the amount of shares
                                             of the Subsidiary outstanding
                                             immediately prior to giving effect
                                             to such Issuance in respect of
                                             which the shares of the Subsidiary
                                             held by such Preemptive Offeree
                                             constitutes (the "Preemptive
                                             Portion"), the maximum and minimum
                                             price per share of the Subsidiary
                                             Securities and the name and address
                                             of the Persons to whom the
                                             Subsidiary Securities will be
                                             Issued (the "Prospective
                                             Subscriber"); and

                                    (2)      An offer by the Subsidiary to
                                             Issue, at the option of each
                                             Preemptive Offeree, to such
                                             Preemptive Offeree such portion of
                                             the Subsidiary Securities to be
                                             included in the Issuance as may be
                                             requested by such Preemptive
                                             Offeree (not to exceed the
                                             Preemptive Portion as set forth in
                                             Section 4.2.1(a) above of the total
                                             amount of Subsidiary Securities to
                                             be included in the Issuance
                                             determined by reference to Schedule
                                             B hereto), on the same terms and
                                             conditions, with respect to each
                                             share of Subsidiary Securities
                                             issued to the Preemptive Offerees,
                                             as each of the

                                            Prospective Subscribers shall be
                                            Issued shares of Subsidiary
                                            Securities.

                  4.2.2.  Exercise.

                           4.2.2.1. General. Each Preemptive Offeree desiring to
                  accept the offer contained in the Preemption Notice shall send, within 20 days after the receipt of the Preemption Notice, a written commitment to the Subsidiary specifying the amount of Subsidiary Securities (not in any event to exceed such Preemptive Offeree's Preemptive Portion as set forth in Sections 4.2.1(a) and 4.1.1(c) above of the total amount of Subsidiary Securities to be included in the Issuance) which such Preemptive Offeree desires to be issued (each such accepting Preemptive Offeree, a "Subsidiary Participating Buyer"). To the extent that any Preemptive Offeree does not accept the offer contained in the Preemption Notice, all Subsidiary Participating Buyers shall have the right to be issued a pro rata portion of such Subsidiary Securities which were not accepted by the other Preemptive Offerees. Each Preemptive Offeree who has not so accepted such offer shall be deemed to have waived all of his rights with respect to the Issuance, and the Subsidiary shall thereafter be free to Issue Subsidiary Securities in the Issuance to the Prospective Subscriber and any Subsidiary Participating Buyers, at a price no less than 90% of the minimum price set forth in the Preemption Notice and on other principal terms not substantially more favorable to the Prospective Subscriber than those set forth in the Preemption Notice, without any further obligation to such non-accepting Preemptive Offerees. If, prior to consummation, the terms of such proposed Issuance shall change with the result that the price shall be less than 90% of the minimum price set forth in the Preemption Notice or the other principal terms shall be substantially more favorable to the Prospective Subscriber than those set forth in the Preemption Notice, it shall be necessary for a separate Preemption Notice to be furnished, and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such Issuance pursuant to this Section 4.2.

                           4.2.2.2. Irrevocable Acceptance. The acceptance of
                  each Subsidiary Participating Buyer shall be irrevocable except as hereinafter provided, and each such Subsidiary Participating Buyer shall be bound and obligated to acquire in the Issuance on the same terms and conditions, with respect to each share of Subsidiary Securities Issued, as the Prospective Subscriber, such amount of Subsidiary Securities as such Subsidiary Participating Buyer shall have specified in such Subsidiary Participating Buyer's written commitment.

                           4.2.2.3. Time Limitation. If at the end of the 270th
                  day following the date of the effectiveness of the Preemption Notice the Subsidiary has not completed the Issuance, each Subsidiary Participating Buyer shall be released from his obligations under the written commitment, the Preemption Notice shall be null and void, and it shall be necessary for a separate Preemption Notice to be furnished, and the terms and provisions of this Section 4.2 separately complied with, in order to consummate such Issuance pursuant to this Section 4.2.

                  4.2.3. Other Securities. The Subsidiary may condition the participation of the Preemptive Offerees in an Issuance upon the purchase by such Preemptive Offerees of any securities (including, without limitation, debt securities) other than Subsidiary Securities ("Other Subsidiary Securities") in the event that the participation of the Prospective Subscriber in such Issuance is so conditioned. In such case, each Subsidiary Participating Buyer shall acquire in the Issuance, together with the Subsidiary Securities to be acquired by it, Other Subsidiary Securities in the same proportion to the Subsidiary Securities to be acquired by it as Other Subsidiary Securities are acquired by the Prospective Subscriber in proportion to the Subsidiary Securities acquired in the Issuance by such Prospective Subscriber, on the same terms and conditions, as to each share of Subsidiary Securities and Other Subsidiary Securities issued to the Subsidiary Participating Buyers, as the Prospective Subscriber shall be issued shares of Subsidiary Securities and Other Subsidiary Securities.

                  4.2.4. Further Assurances. Each Subsidiary Participating Buyer and each Person to whom the MBW LLC Interests or VDK LLC Interests held by such Subsidiary Participating Buyer were originally issued, shall, whether in his capacity as a Subsidiary Participating Buyer, Member, Manager, officer or director of the Subsidiary or otherwise, take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously each Issuance pursuant to this Section 4.2. and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Subsidiary and the Prospective Subscriber. Without limiting the generality of the foregoing, each such Subsidiary Participating Buyer and the Subsidiary agrees to execute and deliver such subscription and other agreements specified by the Subsidiary to which the Prospective Subscriber will be party; provided, however, that in the event any Subsidiary Participating Buyer is required to make a filing under the HSR Act as a condition to purchasing such securities, such Subsidiary Participating Buyer shall use its best efforts to obtain approvals under the HSR Act or otherwise have any waiting period thereunder expire and the Subsidiary shall provide such Subsidiary Participating Buyer with a reasonable period in which to obtain such approvals or permit such waiting period to expire.

                  4.2.5. Closing. The closing of an Issuance pursuant to Section
         4.2 shall take place at such time and place as the Subsidiary shall specify by notice to each Subsidiary Participating Buyer. At the closing of any Issuance under this Section 4.2, each

         Subsidiary Participating Buyer shall be delivered the notes, certificates or other instruments evidencing the Subsidiary Securities (and, if applicable, Other Subsidiary Securities) to be Issued to such Subsidiary Participating Buyer, registered in the name of such Subsidiary Participating Buyer or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such Subsidiary Participating Buyer of the applicable consideration.

         4.3. Certain Legal Requirements. In the event that the participation in the Issuance by a holder of New LLC Interests, MBW LLC Interests or VDK LLC Interests as a LLC Participating Buyer or Subsidiary Participating Buyer (in either case, a "Participating Buyer") would require under applicable law (i) the registration or qualification of such securities or of any person acting as a broker or dealer or agent with respect to such securities or (ii) the provision to any participant in the Issuance of any information other than such information as would be required under Regulation D in an offering made pursuant to Regulation D solely to "accredited investors" as defined in Regulation D, New LLC or the Subsidiary, as the case may be, shall be obligated only to use its reasonable efforts to cause the requirements under Regulation D to be complied with to the extent necessary to permit such Participating Buyer to receive such securities, it being understood and agreed that New LLC or the Subsidiary, as the case may be, shall not be under any obligation to effect a registration of such securities under the Securities Act or similar state statutes. Notwithstanding any provision of this Section 4, if the use of reasonable efforts shall not result in such requirements being complied with to the extent necessary to permit such holder to participate in the Issuance, such holder shall not be entitled to participate in the Issuance. The obligation of New LLC or the Subsidiary, as the case may be, to use reasonable efforts to cause such requirements to be complied with to the extent necessary or reasonably desirable to permit a holder of Securities to participate in the Issuance shall be conditioned upon such holder of Securities executing such documents and instruments, and taking such other actions (including, without limitation, if required by New LLC or the Subsidiary, as the case may be, agreeing to be represented during the course of such transaction by a "purchaser representative" (as defined in Regulation D) in connection with evaluating the merits and risks of the prospective investment and acknowledging that he was so represented), as New LLC or the Subsidiary, as the case may be, shall reasonably request in order to permit such requirements to have been complied with.

         4.4. Termination. This Section 4 shall terminate and be of no further force and effect upon the consummation of an Initial Public Offering.

5.       NEGATIVE COVENANTS.

         5.1. Required Approvals by MDC and Fenway. Except for transactions between or among New LLC and one or more of its Subsidiaries, or between or among the Subsidiaries, including Subsidiaries of the Public Company, without the approval of MDC and Fenway, neither New LLC nor the Public Company shall take nor shall either permit any of its

Subsidiaries to take, nor shall such Subsidiaries take, any of the following actions (the "Restricted Actions"):




                                    (1)      issuance, reclassification,
                                             modification, purchase or
                                             acquisition of interests in New LLC
                                             or of any capital stock of the
                                             Public Company or any Subsidiary of
                                             New LLC or the Public Company or
                                             any rights to subscribe for or
                                             rights exchangeable for or
                                             convertible into such interests or
                                             capital stock, or authorization or
                                             execution of any agreement
                                             providing for any call, commitment
                                             or claim (contingent or otherwise)
                                             in respect of interests in New LLC
                                             or any capital stock of the Public
                                             Company or of any Subsidiary of New
                                             LLC or the Public Company, or the
                                             consummation of the Initial Public
                                             Offering;

                                    (2)      adoption of any equity incentive
                                             plan or any material non- equity
                                             incentive plan or issuance or grant
                                             of any option in respect of
                                             interests in New LLC or any capital
                                             stock of the Public Company or any
                                             Subsidiary of New LLC or the Public
                                             Company other than options granted
                                             or grants made pursuant to any
                                             equity incentive plan or any
                                             material non- equity incentive plan
                                             which has already been approved by
                                             MDC and Fenway hereunder;

                                    (3)      any merger, consolidation,
                                             recapitalization, liquidation,
                                             dissolution or winding up or other
                                             reorganization with respect to New
                                             LLC (except as provided in Section
                                             2.2.4 hereof), the Public Company
                                             or any Subsidiary of New LLC or the
                                             Public Company, or any sale of the
                                             assets or equity interests of New
                                             LLC, the Public Company or any
                                             Subsidiary of New LLC or the Public
                                             Company if such transaction is to
                                             effect the sale of any business of
                                             New LLC, the Public Company or a
                                             Subsidiary of New LLC or the Public
                                             Company in a single transaction or
                                             series of related transactions and,
                                             prior to an Initial Public
                                             Offering, the transaction value is
                                             at least $100 million and, after an
                                             Initial Public Offering, such
                                             business represents at least 50% of
                                             the pre-transaction consolidated
                                             revenues, assets or EBITDA of the
                                             Public Company for the most
                                             recently completed four fiscal
                                             quarters;

                                    (4)      any acquisition by New LLC, the
                                             Public Company or any Subsidiary of
                                             New LLC or the Public Company of
                                             any
                                             stock or assets of another entity
                                             or of capital assets in a single
                                             transaction or series of related
                                             transactions and prior to an
                                             Initial Public Offering, the
                                             transaction value is at least $100
                                             million, and after an Initial
                                             Public Offering, the revenues,
                                             assets or EBITDA of the
                                             business or entity to be
                                             acquired represents more than 50%
                                             of the pre-transaction consolidated
                                             revenues, assets or EBITDA of the
                                             Public Company for the most
                                             recently completed four fiscal
                                             quarters; and

                                    (5)      removal or termination of Ian R.
                                             Wilson as Chief Executive Officer
                                             of the New LLC, the Public Company
                                             or any of their respective
                                             Subsidiaries or the hiring, removal
                                             or termination of any successor
                                             Chief Executive Officer of New LLC,
                                             the Public Company or any of their
                                             respective Subsidiaries (including
                                             the hiring of any officer who, at
                                             the time of hiring, is a candidate
                                             to be considered for the position
                                             of Chief Executive Officer of any
                                             such entity, and the promotion of
                                             any then-current officer to the
                                             position of Chief Executive Officer
                                             of any such entity).

                  The provisions of this Section 5.1 shall terminate upon the earlier of (i) the date that is 30 months after the consummation of the Initial Public Offering or (ii)(A) with respect to the requirement that the approval of Fenway is required, the date on which Fenway shall Beneficially Own, in the aggregate, less than 50% of the number of shares of capital stock of the Public Company Beneficially Owned by MDC upon consummation of the Initial Public Offering (assuming the liquidation of New LLC and MBW LLC contemporaneously therewith), and (B) with respect to the requirement that the approval of MDC is required, the date on which MDC shall Beneficially Own, in the aggregate, less than 50% of the number of shares of capital stock of the Public Company Beneficially Owned by MDC upon consummation of the Initial Public Offering (assuming the liquidation of New LLC and MBW LLC contemporaneously therewith).

6. REGISTRATION RIGHTS. The Public Company will perform and comply, and each of the other parties hereto will perform and comply, with such of the following provisions as are applicable to such party.

         6.1.  Demand Registration Rights.

                  6.1.1.  General.  Any of the following (the "Initiating
                                    Investors"):

                                    (1)      From and after April 8, 2001, if an
                                             Initial Public Offering has not
                                             occurred prior thereto, either of
                                             Fenway or MDC;

                                    (2)      Prior to the second anniversary of
                                             an Initial Public Offering, Fenway
                                             and MDC, acting together;

                                    (3)      From and after the second
                                             anniversary of an Initial Public
                                             Offering, either Fenway, MDC or
                                             Dartford (but not on more than four
                                             occasions for each of them);

                                    (4)      From and after the date of
                                             resignation or removal of the UBS
                                             Designee from the Public Company
                                             Board pursuant to Section 2.5
                                             hereof and prior to the second
                                             anniversary of the Initial Public
                                             Offering, UBS or CALPERS and from
                                             and after the date of resignation
                                             or removal of the Tiger Designee
                                             from the Public Company Board
                                             pursuant to Section 2.5 hereof and
                                             prior to the second anniversary of
                                             the Initial Public Offering, Tiger
                                             (but not on more than one occasion
                                             for each of them);

                                    (5)      From and after the second
                                             anniversary of the Initial Public
                                             Offering, UBS (but not on more than
                                             two occasions) and CALPERS (but not
                                             on more than one occasion).

                  by notice to the Public Company, specifying the intended method or methods of disposition, may request that the Public Company effect the registration under the Securities Act for a Public Offering of all or a specified part of the Registrable Securities held by such Initiating Investors. The Public Company will then use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Public Company has been requested to register by such Initiating Investors together with all other Registrable Securities which the Public Company has been requested to register pursuant to Section 6.2, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Public Company has been so requested to register; provided, however, that the Public Company shall not be obligated to take any action to effect any such registration pursuant to this Section 6.1.1:

                           (i) Within 180 days immediately following the effective date of any registration statement pertaining to an underwritten Public Offering of securities of the Public Company for its own account or the account of any holder of Registrable Securities (other than a Rule 145 Transaction, or a registration relating solely to employee benefit plans), provided, however, that with respect to a request made during the time periods specified in Section 6.1.1 above, the Public Company shall remain obligated to effect any request made in accordance therewith upon expiration of the additional period contemplated in this paragraph (i); or

                           (ii) During the period ending on the second anniversary of the consummation of an Initial Public Offering, without the approval of the Public Company Board if the Public Company has previously filed two demand registration statements pursuant to this Section 6.1.1 after the Initial Public Offering and prior to the second anniversary of the consummation of the Initial Public Offering;

                           (iii) If the gross proceeds of the offering to which such registration statement applies are not reasonably expected to exceed $25 million;

                           (iv) If the Public Company shall have furnished to the Initiating Investors and such other holders of Registrable Securities which the Public Company has been requested to register pursuant to this Section 6.1.1, a certificate, signed by the Chairman or President of such company, stating that in the good faith judgment of the Public Company Board, it would be seriously detrimental to the Public Company or its shareholders for such registration statement to be filed at the date filing would have been required, in which case the Public Company shall have an additional period of not more than 120 days within which to file such registration statement; provided, however, that the certificate set forth in this clause (d) may not be given to the same Initiating Investors more than once in any nine month period; and provided, further, however, that with respect to a request made during the time periods specified in Section
                                    6.1.1 above, the Public Company shall remain obligated to effect any request made in accordance therewith upon expiration of the additional period contemplated in this paragraph (iv); or

                           (v) After ten years following the consummation of the Initial Public Offering.

                           6.1.1.1. Form. Each registration requested pursuant
                  to this Section 6.1.1 shall be effected by the filing of a registration statement on Form S-1 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such form as currently constituted), unless the use of a different form has been agreed to in writing by holders of at least a majority of the Registrable Securities to be included in the proposed registration statement in question (the "Majority Participating Investors").

                  6.1.2. Payment of Expenses. The Public Company shall pay all reasonable expenses of holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.1, other than underwriting discounts and commissions, if any, and applicable transfer taxes, if any.

                  6.1.3. Additional Procedures. In the case of a registration pursuant to Section 6.1 hereof, whenever the Majority Participating Investors shall request that such registration shall be effected pursuant to an underwritten offering, the Public Company shall include such information in the written notices to holders of Registrable Securities referred to in Section 6.2. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 6.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Majority Participating Investors and such holder) to the extent provided herein. If requested by the underwriters, the Public Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Public Company and such holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

         6.2.  Piggyback Registration Rights.

                  6.2.1.  Piggyback Registration.

                           6.2.1.1. General. Each time the Public Company
                  proposes to register any of its Common Stock under the Securities Act on a form which would permit registration of Registrable Securities for sale to the public, for its own account or for the account of any holder of its shares of Common Stock, for sale in a Public Offering, the Public Company will give notice to all holders of Registrable Securities of its intention to do so. Any such holder may, by written response delivered to the Public Company within 10 days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. The Public Company thereupon will use its reasonable efforts to cause to be included in such registration under the Securities Act all shares of Registrable Securities which the Public Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Public Company or other holders of shares of Common Stock in such Public Offering) of the Registrable Securities to be so registered. Subject to Section 6.3, no registration of Registrable Securities effected under this Section 6.2 shall relieve the Public Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section
                  6.1 hereof.

                           6.2.1.2. Excluded Transactions. The Public Company
                  shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with:

                                    (1)      Any Public Offering relating to
                                             employee benefit plans or dividend
                                             reinvestment plans;

                                    (2)      Any Public Offering relating to the
                                             acquisition or merger after the
                                             date hereof by or of the Public
                                             Company or any of its Subsidiaries
                                             of or with any other businesses; or

                                    (3)      An Initial Public Offering, except
                                             for the inclusion in such Initial
                                             Public Offering of shares of
                                             capital stock of the Public Company
                                             held by New LLC in an amount which
                                             will yield net proceeds to New LLC
                                             (or its successor by reason of an
                                             incorporation for tax purposes of
                                             New LLC) of at least $50.9 million;
                                             and unless one or more of the
                                             holders of Registrable Securities
                                             has exercised its rights under
                                             Section 6.1.1(a).

                  6.2.2. Payment of Expenses. The Public Company shall pay all reasonable expenses of holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2, other than underwriting discounts and commissions, if any, and applicable transfer taxes, if any.

                  6.2.3. Additional Procedures. Holders of Registrable Shares participating in any Public Offering pursuant to this Section 6.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Public Company to effect the sale of their shares in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Public Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including customary selling stockholder indemnifications and "lock-up" agreements) on the part of, the Public Company and any other selling shareholders to and for the benefit of the underwriters in such underwriting agreement; provided, however, that with respect to any representations, warranties and agreements of sellers of shares in such Public Offering, the aggregate amount of such liability shall not exceed such holder's net proceeds from such offering.

                  6.2.4. Termination. The provisions of this Section 6.2 shall terminate and be of no further force and effect on the tenth anniversary of the consummation of the Initial Public Offering.

         6.3.  Certain Other Provisions

                  6.3.1. Underwriter's Cutback. In connection with any registration of shares, the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten. Notwithstanding any contrary provision of this Section 6 and subject to the terms of this Section 6.3.1, the underwriter may limit the number of shares which would otherwise be included in such registration by excluding any or all Registrable Securities from such registration (it being understood that the number of shares which the Public Company seeks to have registered for its own account in such registration shall not be subject to exclusion, in whole or in part, under this Section 6.3.1). Upon receipt of notice from the underwriter of the need to reduce the number of shares to be included in the registration, the Public Company shall so advise all holders of the Public Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration shall be allocated in the following manner:

                                    (1)      first, shares, other than
                                             Registrable Securities, requested
                                             to be included in such registration
                                             by shareholders shall be excluded;

                                    (2)      second, if a limitation on the
                                             number of shares is still required,
                                             the number of Registrable
                                             Securities that may be included in
                                             such registration by holders of
                                             shares under Sections 6.1 and 6.2
                                             shall be allocated among the
                                             holders of Registrable Securities
                                             in proportion, as nearly as
                                             practicable, to the respective
                                             amounts of Registrable Securities
                                             which each such shareholder
                                             requested be registered under
                                             Sections 6.1 and 6.2 in such
                                             registration as follows: (i) to the
                                             extent that a limitation on the
                                             number of shares is required with
                                             respect to a registration effected
                                             pursuant to Section 6.1.1(d)
                                             (provided that if (A) a
                                             registration has been requested
                                             under Section 6.1.1(b) or (B) there
                                             is a registration pursuant to which
                                             the Public Company is selling
                                             shares for its own account or (C)
                                             there
                                             is any other registration as to
                                             which Section 6.2 would be
                                             applicable (1) UBS or CALPERS,
                                             after the date of the resignation
                                             or removal of the UBS Designee from
                                             the Public Company Board in
                                             accordance with Section 2.5 hereof
                                             and (2) Tiger after the date of the
                                             resignation or removal of the Tiger
                                             Designee from the Public Company
                                             Board in accordance with Section
                                             2.5 hereof (the parties specified
                                             in (1) and (2), collectively, the
                                             "Priority Holders") and prior to
                                             the date of the request under
                                             Section 6.1.1(d), the registration
                                             shall be treated as if requested by
                                             the applicable holders of
                                             Registrable Securities under
                                             Section 6.1.1(d) so long as such
                                             Priority Holders were entitled to
                                             make a request under Section
                                             6.1.1(d)), Registrable Securities
                                             held by the Priority Holders in an
                                             amount equal to up to 50% of the
                                             Registrable Securities then held by
                                             each such Priority Holder shall not
                                             be excluded until all shares
                                             requested to be registered by other
                                             holders of Registrable Securities
                                             have been excluded, and, if the
                                             underwriter concludes that 50% of
                                             the Registrable Securities held by
                                             the Priority Holders shall not be
                                             included, such lesser amount shall
                                             be pro rated among such Priority
                                             Holders based upon their respective
                                             ownership of Registrable Securities
                                             (provided that in the event such
                                             Priority Holders have not been
                                             permitted by the underwriters to
                                             include 50% of the Registrable
                                             Securities held by the Priority
                                             Holders in such registration (a
                                             "Priority Registration"), the
                                             Registrable Securities held by the
                                             Priority Holders shall, in an
                                             amount which, together with the
                                             amount held by such Priority
                                             Holders sold in the Priority
                                             Registration, not be excluded in
                                             the next succeeding registration in
                                             which the Priority Holders have the
                                             right to include shares of
                                             Registrable Securities pursuant to
                                             Section 6.2 unless all of the
                                             shares of Registrable Securities or
                                             other securities held by holders
                                             other than the Priority Holders
                                             have been excluded), (ii) in the
                                             event the underwriter concludes
                                             that after giving effect to (i)
                                             above there may be included
                                             additional Registrable Securities,
                                             Registrable Securities held by
                                             holders who have not requested such
                                             registration pursuant to Section
                                             6.1.1(d) in an amount equal to up
                                             to 50% of the Registrable
                                             Securities then held by such other
                                             holders shall not be excluded until
                                             shares of other Registrable
                                             Securities have been excluded
                                             (other than shares included by
                                             reason of clause (i) of this
                                             proviso) and, if the underwriter
                                             concludes
                                             that 50% of the Registrable
                                             Securities held by such holders
                                             shall not be included, such lesser
                                             amount shall be pro rated among
                                             such holders based upon their
                                             respective ownership of Registrable
                                             Securities, and (iii) in the event
                                             the underwriter concludes that
                                             after giving effect to (i) and (ii)
                                             above there may be included
                                             additional Registrable Securities,
                                             Registrable Securities held by all
                                             the holders of Registrable
                                             Securities so requesting
                                             registration, including those
                                             holders requesting registration
                                             pursuant to Section 6.1.1(d), shall
                                             be included in proportion, as
                                             nearly as practicable, to the
                                             respective remaining amounts of
                                             Registrable Securities which each
                                             such shareholder requested to be
                                             registered.

         In the event that the number of shares of Registrable Securities to be sold in a registration of shares by an Initiating Investor under
         Section 6.1.1 is reduced to less than 80% of the number of Registrable Securities requested to be registered, the registration shall be deemed not to have been made pursuant to such demand and such holder shall thereafter be entitled to exercise such right to demand registration subject to the provisions of Section 6.1.1. and, to the extent the provisions of Section 6.3.1(b) have afforded UBS, CALPERS and Tiger the priorities as provided therein, without regard to such priorities. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Public Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                  6.3.2. Other Actions. If and in each case when the Public Company is required to use its best efforts to effect a registration of any Registrable Securities as provided in this Section 6, the Public Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (i) promptly, and in any event within 60 days after requested, filing with the Commission a registration statement and using its best efforts to cause such registration statement to become effective, (ii) preparing and filing with the Commission such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to comply with the Securities Act and, with respect to the disposition of all Registrable Securities and other securities, if any, covered by such registration statement, keeping such registration statement effective for a period not to exceed 270 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement shall have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act,
         (iii) using its best
         efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request and do any and all other acts and things which may be necessary or advisable to enable each seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided, however, that the Public Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; (iv) using its best efforts to obtain all legal opinions, auditors' consents and comfort letters and experts' cooperation as may be required, including furnishing to each seller of such Registrable Securities a signed counterpart of (x) an opinion of counsel for the Public Company and (y) a "cold comfort" letter signed by the independent public accountants who have certified the financial statements of the Public Company included in such registration statement, covering substantially the same matters as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities; (v) immediately notifying each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller preparing and furnishing to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) using its best efforts to cooperate with the seller in the disposition of the securities covered by such registration statement, including without limitation in the case of an underwritten offering causing key executives of the Public Company and its subsidiaries to participate under the direction of the managing underwriter in a "road show" scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering; (vii) furnishing to each seller of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Public Company shall not be obligated to furnish any such seller with more than two copies of such exhibits other than incorporated documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such registration statement; (viii) otherwise using its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158; and (ix) using its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Public Company is then listed, and if such securities are not already so listed, list them on a national securities exchange.

                  6.3.3. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Public Company Board; provided, that if the majority of the Registrable Securities included in any Public Offering are held by Fenway, MDC and Dartford (or any one or more of them), then the underwriters and legal counsel to be retained in connection therewith shall be selected by holders of a majority of the Registrable Securities held by Fenway, MDC and Dartford to be included in such Public Offering, subject to the consent of the Public Company Board which consent shall not be unreasonably withheld.

                  6.3.4. Lock-Up. Without the prior written consent of the underwriters managing any Public Offering, for a period beginning seven days immediately preceding and ending on the earlier of (a) such date as the underwriters managing the Public Offering may require or (b) the 180th day following the effective date of a registration statement filed pursuant to or subject to this Section 6, neither the Public Company nor any holder of Registrable Securities (whether or not a selling shareholder pursuant to such registration statement) shall issue or Transfer any Common Stock of the Public Company, except pursuant to such registration statement or to a Permitted Transferee in accordance with the terms of this Agreement.

         6.4.  Indemnification and Contribution.

                  6.4.1. Indemnities of New LLC, the Public Company and their Subsidiaries. In the event of any registration of any Registrable Securities or other equity securities of New LLC, the Public Company or any of their respective Subsidiaries under the Securities Act pursuant to this Section 6 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of New LLC, the Public Company or any of their respective Subsidiaries including, without limitation, reports required and other documents filed under the Exchange Act, and other documents pursuant to which any equity securities of New LLC, the Public Company or any of their respective Subsidiaries are sold (whether or not for the account of New LLC, the Public Company or any of their respective Subsidiaries), each of New LLC and the Public Company will, and hereby does, and will cause each of its respective Subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable

         Securities, any Person who is or might be deemed to be a controlling Person of New LLC, the Public Company or any of their respective Subsidiaries within the meaning of Section 15 of the Securities Act or
         Section 20 of the Exchange Act, the direct and indirect partners, advisory board members, directors, officers, employees and advisors, trustees, members and shareholders of any Person who is or might be deemed to be a controlling Person of New LLC, the Public Company or any of their respective Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other Person, if any, who controls any such seller within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, any other securities or other law of any jurisdiction, the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including without limitation reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
         (iii) any violation or alleged violation by New LLC, the Public Company or any of their respective Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to New LLC, the Public Company or any of their respective Subsidiaries, and relating to action or inaction in connection with any such registration, disclosure document or other document or report, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither New LLC, the Public Company nor any of their respective Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document or other document or report, in reliance upon and in conformity with written information furnished to New LLC, the Public Company or to any of their respective Subsidiaries through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities contained in this Section 6.4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

                  6.4.2. Indemnities to New LLC, the Public Company or their Subsidiaries. New LLC, the Public Company and any of their respective Subsidiaries may require, as a condition to including any securities in any registration statement filed pursuant to this Section 6, that New LLC, the Public Company and any of their respective Subsidiaries shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless New LLC, the Public Company and any of their respective Subsidiaries, each director of New LLC, the Public Company or any of their respective Subsidiaries, each officer of New LLC or any of its Subsidiaries who shall sign such registration statement and each other Person (other than such seller), if any, who controls New LLC, the Public Company and any of their respective Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act or any document incorporated therein) or other document or report, if such statement or omission was made in reliance upon and in conformity with written information furnished to New LLC, the Public Company or any of their respective Subsidiaries through an instrument executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other document or report. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of New LLC, the Public Company and any of their respective Subsidiaries or any such director, officer or controlling Person and shall survive any transfer of securities.

                  6.4.3. Indemnification Procedures. Promptly after receipt by a Person entitled to indemnification pursuant to the foregoing provisions of this Section 6.4 (an "Indemnitee") of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 6.4, such Indemnitee will, if a claim in respect thereof is to be made by such Indemnitee against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any Indemnitee to give notice to such indemnifying party as provided herein shall not relieve any indemnifying party of its obligations under the foregoing provisions of this Section 6.4, except and solely to the extent that such indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnitee, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee and after notice from an indemnifying party to such Indemnitee of its election so to assume the defense thereof, such indemnifying party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof;

         provided, however, that (i) if the Indemnitee reasonably determines that there may be a conflict between the positions of such indemnifying party and the Indemnitee in conducting the defense of such action or if the Indemnitee reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then counsel for the Indemnitee shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnitee and such indemnifying party shall employ separate counsel for its own defense, (ii) in any event, the Indemnitee shall be entitled to have counsel chosen by such Indemnitee participate in, but not conduct, the defense and
         (iii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clause (i) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such Indemnitee in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liabilities in respect of such claim or litigation.

                  6.4.4. Contribution. If the indemnification provided for in Sections 6.4.1 or 6.4.2 hereof is unavailable to a party that would have been an Indemnitee under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Indemnitee on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 6.4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 6.4.4 shall include any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of

         Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  6.4.5. Limitation on Liability of Holders of Registrable Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 6.4 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

         6.5. Reports Under Securities Exchange Act. With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Public Company to the public without registration, the Public Company agrees to:

                                    (1)     use its best efforts to make and
                                            keep public information available,
                                            as those terms are understood and
                                            defined in Rule 144, at all times
                                            commencing 90 days after the
                                            effective date of the registration
                                            statement for its Initial Public
                                            Offering;

                                    (2)     use its best efforts to file with
                                            the Commission in a timely manner
                                            all reports and other documents
                                            required of the Public Company under
                                            the Securities Act and the Exchange
                                            Act; and

                                    (3)     furnish to any holder forthwith upon
                                            request (1) a written statement by
                                            the Public Company as to its
                                            compliance with the reporting
                                            requirements of Rule 144 (at any
                                            time more than 90 days after the
                                            effective date of the registration
                                            statement for the Initial Public
                                            Offering), the Securities Act and
                                            the Exchange Act (at any time after
                                            it has become subject to such
                                            reporting requirements), and
                                            (2) a copy of the most recent annual
                                            or quarterly report of the Public
                                            Company and such other reports and
                                            documents so filed by the Public
                                            Company.

         6.6. Future Changes in Registration Requirements. In the event that the registration requirements under the Securities Act are amended or eliminated to accommodate a "Company registration" or similar approach, this Agreement shall be deemed amended to the extent necessary to reflect such changes and the intent of the parties hereto with respect to the benefits and obligations of the parties, and in such connection, the Public Company shall use reasonable efforts to provide holders of Registrable Securities equivalent benefits to those provided under this Agreement.

         6.7. Limitations on Other Registration Rights. None of New LLC, the Public Company or any of their respective Subsidiaries shall enter into or be subject to any agreement with any holder or prospective holder of securities of New LLC, the Public Company or any of their respective Subsidiaries relating to registration rights unless (i) such agreement provides that the registration rights of the parties hereto contained herein would, in all respects, have priority over any such additional registration rights and (ii) such agreement shall not include rights or obligations that would conflict or be inconsistent with or diminish in any respect the rights contained herein. In the event of any conflict between this Section 6 and any agreement to which New LLC, the Public Company or any of their respective Subsidiaries is a party or by which it is bound, the provisions of this Section 6 shall govern.

7.       CERTAIN ISSUANCES AND TRANSFERS, ETC.

         7.1. Transfers to Permitted Transferees. Each party hereto agrees that no Transfer of any New LLC Interests or securities of the Public Company or any Subsidiary of New LLC or the Public Company to any Permitted Transferee shall be effective unless such Permitted Transferee has delivered to New LLC, the Public Company or such Subsidiary of New LLC or the Public Company a written acknowledgment and agreement in form and substance reasonably satisfactory to New LLC, the Public Company or any such Subsidiary of New LLC or the Public Company, as applicable, that such New LLC Interests or securities to be received by such Permitted Transferee shall continue to be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by and a party to this Agreement to the same extent as the transferor hereunder; provided, however, that no Transfer by any party to a Permitted Transferee shall relieve such party of any of its obligations hereunder.

         7.2. Other Transfers and Issuances. Assuming compliance with all transfer restrictions set forth in this Agreement, New LLC Interests or other securities transferred pursuant to Sections 3.2 or 3.3 hereof or in a Public Offering or to the public under Rule 144 shall, notwithstanding any other provision (other than this Section 7.2) of this Agreement, be conclusively deemed thereafter not to be New LLC Interests or securities subject to this Agreement or entitled to the benefit of any of the provisions hereof.

8.       REMEDIES.

         8.1. Generally. The parties hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by any other party. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

9.       LEGENDS.

         9.1. Restrictive Legend. Each certificate representing New LLC Interests, MBW LLC Interests, VDK LLC Interests or shares of common stock of the Public Company or any Subsidiary of New LLC or the Public Company held by any party hereto shall have the following legend endorsed conspicuously thereupon:

                  The voting of the securities represented by this certificate, and the sale, encumbrance or other disposition thereof, are subject to the provisions of a Securityholders Agreement to which the issuer and certain of its securityholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

         Any person who holds or acquires securities which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such securities.

         9.2. Securities Act Legends. Each certificate representing New LLC Interests, MBW LLC Interests, VDK LLC Interests or shares of common stock of the Public Company or any Subsidiary of New LLC or the Public Company held by any party hereto shall have the following legend endorsed conspicuously thereupon:

                  The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

         Any person who holds or acquires securities which are no longer subject to the restrictions on transfer under the Securities Act shall have the right to have such legend removed from certificates representing such securities.

         9.3. Stop Transfer Instruction. The Public Company will instruct any transfer agent not to register the Transfer of any New LLC Interests or shares of common stock of the Public Company or any Subsidiary of New LLC or the Public Company held by any party hereto until the conditions specified in the foregoing legends are satisfied.

10.      AMENDMENT, TERMINATION, ETC.

         10.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

         10.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by Fenway and MDC; provided, however, that (a) for so long as Dartford Beneficially Owns New LLC Interests or shares of Common Stock, its consent shall be required for any amendment to the provisions of Sections 2, 3, 4, 5, 6 and 10.2 which affects adversely the rights and obligations of Dartford as provided therein and, if Dartford is directly adversely affected, its consent shall be required for amendments to the other provisions of this Agreement; (b) for so long as UBS Beneficially Owns New LLC Interests or shares of Common Stock, its consent shall be required for any amendment to the provisions of Sections 2, 3, 4, 5, 6 and 10.2 which affects adversely the rights and obligations of UBS as provided therein and, if UBS is directly adversely affected, its consent shall be required for amendments to the other provisions of this Agreement; (c) for so long as Tiger Beneficially Owns New LLC Interests or shares of Common Stock, its consent shall be required for any amendment to the provisions of Sections 2, 3, 4, 5, 6 and 10.2 which affects adversely the rights and obligations of Tiger as provided therein and, if Tiger is directly adversely affected its consent shall be required for amendments to the other provisions of this Agreement; (d) for so long as CALPERS Beneficially Owns 2% or more of New LLC Interests or shares of Common Stock, its consent shall be required for any amendment to the provisions of Sections 2, 3, 4, 5, 6 and 10.2 which affects adversely the rights and obligations of CALPERS as provided therein, and, if CALPERS is directly adversely affected, its consent shall be required for amendments to the other provisions of this Agreement and
(e) the approval of a majority of the disinterested directors of the Managers Board or the Public Company Board, as the case may be, shall be required for any amendment to Sections 4 or 5 that provides greater rights to or diminishes the obligations of Fenway or MDC as set forth therein. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of securities subject hereto. In addition, each party hereto and each holder of securities subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

         10.3. Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

11.      DEFINITIONS.  For purposes of this Agreement:

         11.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 11:

                  (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

                  (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined; and

                  (c) The masculine, feminine and neuter genders shall each include the other.

         11.2. Definitions. The following terms shall have the following meanings:

                  "Affiliate" shall mean, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Aurora Foods" means Aurora Foods Inc., a Delaware corporation.

                  "Aurora Holdings" shall have the meaning set forth in the Recitals.

                  "Bain" shall mean Sunapee Securities, Inc. and Squam Lake Investors II, L.P.

                  "Beneficial Ownership" and "Beneficially Owned" shall mean the ownership, directly or indirectly (through MBW LLC, VDK LLC or otherwise), of the voting interests set forth on Schedule B (as amended from time to time to reflect Transfers permitted by this Agreement); provided, however, that for purposes of determining the amount of shares Beneficially Owned under Sections 2.5, 3, 4, 5 and 6, any right to vote securities by grant of a proxy of securities owned by another Person shall not be included.

                  "CALPERS" shall mean the California Public Employees' Retirement System.

                  "Class A Holder" shall have the meaning set forth in Section 2.1.1.

                  "Class A Units" shall have the meaning set forth in the Recitals.

                  "Closing" shall have the meaning set forth in Section 1.1.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Common Stock" shall have the meaning set forth in Section
         2.5.

                  "Consolidated Net Income" means, for any period, the net income (loss) of a company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (ii) any gain or loss realized upon the sale or disposition of any property, plant or equipment of the company or its Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or disposition of any capital stock of any Person; (iii) extraordinary gain or loss, (iv) any non-cash compensation charge for employee stock options or other stock awards,
         (v) non-cash, non-recurring charges reducing or increasing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash expense that was paid in a prior period not included in the calculation) and (vi) cumulative effect of any change in accounting principles.

                  "Contribution Agreement" shall have the meaning set forth in the Recitals.

                  "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

                  "Covered Person" shall have the meaning set forth in Section 6.4.1.

                  "Dartford" shall mean Dartford Partnership L.L.C., a Delaware limited liability company and its Permitted Transferees and the Dartford Trusts for so long as Dartford or its Affiliates shall control the voting of shares held by such Dartford Trusts.

                  "Dartford Designees" shall have the meaning set forth in
         Section 2.1.1.

                  "Dartford Trusts" shall mean The Ian and Susan Wilson 1998 Irrevocable Trust, Ray and Eileen Chung Children's Trust f/b/o Melissa Ann Chung, Ray and Eileen Chung Children's Trust f/b/o Jessica Michelle Chung, Scott W. Seaton, Trustee f/b/o Caitlin E. Ardrey, Scott W. Seaton, Trustee f/b/o Ian B. Ardrey, R. Holt Ardrey, Trustee f/b/o Blake Ardrey, R. Holt Ardrey, Trustee f/b/o Scott Ardrey, Wendy R. Ardrey, Trustee f/b/o Ann Richardson, and Elizabeth D. Ardrey.

                  "Drag Along Interests" shall have the meaning set forth in
         Section 3.3.1.

                  "Drag Along Notice" shall have the meaning set forth in
         Section 3.3.1.

                  "Drag Along Sale Percentage" shall have the meaning set forth in Section 3.3.1.

                  "Drag Along Sellers" shall have the meaning set forth in
         Section 3.3.1.

                  "EBITDA" shall mean the Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income (i) income tax expense, (ii) consolidated interest expense,
         (iii) depreciation expense, (iv) amortization of intangibles, and (v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation) and less, to the extent added in calculating Consolidated Net Income, non-cash items increasing Consolidated Net Income.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

                  "Fair Market Value" shall mean, as of any date, the good faith determination of the Managers Board or Subsidiary Board, as the case may be, of the fair value of the securities to be received as of the applicable reference date.

                  "Fenway" shall mean Fenway Capital Partners Fund, L.P., a Delaware limited partnership and any of its Affiliates (including FPIP LLC and FPIP Trust LLC), which hold directly or indirectly interests in MBW LLC or VDK LLC or securities received in respect thereof.

                  "Fenway Designees" shall have the meaning set forth in Section 2.1.1.

                  "First Independent Election Date" shall have the meaning set forth in Section 2.5.

                  "HSR Act" shall have the meaning set forth in Section 4.1.4.

                  "Indemnitee" shall have the meaning set forth in Section
         6.4.3.

                  "Initial Public Offering" shall mean the initial public offering of (i) common stock of the surviving corporation in any merger, consolidation or incorporation for tax purposes of New LLC or
         (ii) the common stock of any entity that is a Subsidiary of New LLC immediately prior to the time of such public offering.

                  "Initiating Investors" shall have the meaning set forth in
         Section 6.1.1.

                  "Issuance" shall have the meaning set forth in Section 4.

                  "LLC Participating Buyer" shall have the meaning set forth in
         Section 4.1.2.1.

                  "LLC Preemption Notice" shall have the meaning set forth in
         Section 4.1.1.

                  "LLC Preemptive Offeree" shall have the meaning set forth in
         Section 4.1.1.

                  "LLC Preemptive Portion" shall have the meaning set forth in
         Section 4.1.1(a).

                  "LLC Prospective Subscribers" shall have the meaning set forth in Section 4.1.1(a).

                  "Majority Participating Investors" shall have the meaning set forth in Section 6.1.1.1.

                  "Management Securities" shall mean those shares of Common Stock acquired by virtue of their interests in MBW LLC or VDK LLC held by Persons who are then current employees of the Public Company or any of its Subsidiaries other than those shares of Common Stock held by Dartford and its Affiliates.

                  "Managers" shall mean the members of the Managers Board.

                  "Managers Board" shall have the meaning set forth in Section 2.1.1.

                  "MBW LLC" shall have the meaning set forth in the Recitals.

                  "MBW LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of MBW Investors LLC dated as of April 8, 1998, as amended, modified, supplemented or restated from time to time.

                  "MBW LLC Interests" shall mean the Voting Units of MBW LLC as defined in the MBW LLC Agreement except that for purposes of Section
         3.1 and 7, "MBW LLC Interests" shall mean all units of MBW LLC.

                  "MDC" shall mean collectively, McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. III (Europe), L.P., a Bermuda limited partnership, McCown DeLeeuw & Co. III
         (Asia), L.P., a Bermuda limited partnership, Gamma Fund LLC, a California limited liability company, McCown De Leeuw & Co. IV, L.P., a California limited partnership, and Delta Fund LLC, a California limited liability company.

                  "MDC Designees" shall have the meaning set forth in Section 2.1.1.

                  "Members" shall mean the members of New LLC as set forth in the New LLC Agreement.

                  "Members of the Immediate Family" shall mean, with respect to any individual, each spouse or child of such individual, each trust created solely for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons in his capacity as such custodian or guardian.

                  "New LLC" shall have the meaning set forth in the Recitals.

                  "New LLC Agreement" shall mean the Limited Liability Company Agreement of New LLC dated April 8, 1998.

                  "New LLC Interests" shall mean the Class A Units and any other interests in New LLC .

                  "Other Securities" shall have the meaning set forth in Section 4.1.3.

                  "Other Subsidiary Securities" shall have the meaning set forth in Section 4.2.3.

                  "Participating Buyer" shall have the meaning set forth in
         Section 4.3.

                  "Participating Seller" shall have the meaning set forth in
         Section 3.2.2 and 3.3.1, as the context may require.

                  "Permitted Transferee" shall mean (i) Members of the Immediate Family or ancestors or descendants thereof or a trust, custodianship, partnership or fiduciary account for the benefit of such person or a Permitted Transferee thereof; (ii) by a holder which is a partnership to its partners or by a holder which is a limited liability company to its members; (iii) by UBS to (A) any Affiliate of UBS, including co-investment entities established and controlled by UBS (collectively, "UBS Affiliates"), (B) any managing director, director, officer or employee of UBS or any UBS Affiliate or the heirs, executors, administrators, testamentary trustee, descendants of any of the foregoing persons referred to in this clause (B) (collectively, "UBS Associates"), and (C) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only UBS, UBS Affiliates or UBS Associates; (iv) by Dartford to any officer, director or employee of New LLC or any of its Subsidiaries; and (v) by Fenway, MDC or Tiger, to any Affiliate thereof; provided, that each Permitted Transferee must agree in writing to be bound by this Agreement.

                  "Person" shall mean any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

                  "Preemption Notice" shall have the meaning set forth in
         Section 4.2.1.

                  "Preemptive Offerees" shall have the meaning set forth in
         Section 4.2.1.

                  "Preemptive Portion" shall have the meaning set forth in
         Section 4.2.1(a).

                  "Prospective Buyer" shall mean any Person.

                  "Prospective Selling Investor" shall have the meaning set forth in Section 3.2.1 or 3.3, as the context may require.

                  "Prospective Subscriber" shall have the meaning set forth in
         Section 4.2.1(a).

                  "Public Company" shall mean any of New LLC, its Subsidiaries, and any successors thereto (including by reason of an incorporation of New LLC for tax purposes), which shall be the issuer of shares of Common Stock in the Initial Public Offering.

                  "Public Company Board" shall have the meaning set forth in
         Section 2.5.

                  "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

                  "Registrable Securities" shall mean (i) all shares of Common Stock or other securities of the Public Company held by any party hereto as a result of such party's interest in New LLC, MBW LLC or VDK LLC other than Management Securities, (ii) Management Securities and
         (iii) all shares of Common Stock or other securities directly or indirectly issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, incorporation of a limited liability company or other reorganization, other than securities transferred pursuant to Sections 3.2 or 3.3 hereof. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities when
         (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) for purposes of Sections 6.1 and 6.2, with respect to any Registrable Securities that any holder and its Affiliates shall otherwise be entitled to include in a registration statement pursuant to Sections 6.1 or 6.2, when such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e)
         (f) and (h) of Rule 144), provided that this clause (c) shall have no applicability if such securities represent more than 2% of the outstanding Common Stock of the Public Company, or (d) such securities shall have ceased to be outstanding.

                  "Regulation D" shall mean Regulation D under the Securities
         Act.

                  "Restricted Actions" shall have the meaning set forth in
         Section 5.1

                  "Rule 144" have the meaning specified in Section 6.5.

                  "Rule 145 Transaction" shall mean a registration on Form S-4 pursuant to Rule 145 of the Securities Act.

                  "Sale" shall have the meaning set forth in Section 3.2.

                  "Second Independent Director Date" shall have the meaning set forth in Section 2.5.

                  "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

                  "Subject Securities" shall have the meaning set forth in
         Section 4.

                  "Subsidiary" with respect to any company shall mean any corporation or other entity more than 50% of whose stock or other equity securities (measured by virtue of voting rights) in the aggregate is owned by such company, by one or more Subsidiaries of such company, or by such company and one or more Subsidiaries of such company and any successor thereto.

                  "Subsidiary Board" shall have the meaning set forth in Section
         2.2.1 and 2.5.

                  "Subsidiary Participating Buyer" shall have the meaning set forth in Section 4.2.2.1.

                  "Subsidiary Securities" shall have the meaning set forth in
         Section 4.

                  "Tag Along Interests" shall have the meaning set forth in
         Section 3.2.1(a).

                  "Tag Along Notice" shall have the meaning set forth in Section 3.2.1.

                  "Tag Along Offer" shall have the meaning set forth in Section 3.2.2.

                  "Tag Along Offeror" shall have the meaning set forth in
         Section 3.2.1.

                  "Tag Along Sale Percentage" shall have the meaning set forth in Section 3.2.1(a).

                  "Tag Along Sellers" shall have the meaning set forth in
         Section 3.2.2.

                  "Transfer" shall mean any sale, pledge, assignment, hypothecation, encumbrance or other transfer or disposition of any applicable securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

                  "Tiger" shall mean Gloriande (Luxembourg) S.a.r.L., an Affiliate of Tiger Oats Limited.

                  "Tiger Designee" shall have the meaning set forth in Section 2.1.1.

                  "UBS" shall mean UBS Capital LLC, a New York limited liability company.

                  "UBS Designee" shall have the meaning set forth in Section 2.1.1.

                  "VDK Holdings" shall have the meaning set forth in the Recitals.

                  "VDK LLC" shall have the meaning set forth in the Recitals.

                  "VDK LLC Agreement" shall mean the Second Amended and Restated Limited Liability Company Agreement of VDK Foods LLC dated as of April 8, 1998, as amended, modified, supplemented or restated from time to time.

                  "VDK LLC Interests" shall mean the Voting Units of VDK LLC as defined in the VDK LLC Agreement except that for purposes of Section
         3.1 and 7, "VDK LLC Interests" shall mean all units of VDK LLC.

                  "Van de Kamp's" shall mean Van de Kamp's, Inc., a Delaware corporation.

12.      MISCELLANEOUS.

         12.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

         12.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally, (b) sent (i) by Federal Express, DHL or UPS or (ii) by registered or certified mail, postage prepaid, or (c) sent by facsimile, in each case, addressed to the parties at the address set forth on Schedule A hereto.

         Notice to the holder of record of any securities shall be deemed to be notice to the holder of such shares or interests for all purposes hereof.

         Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered or delivered by facsimile upon receipt of confirmation thereof, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         12.3. Binding Effect, etc. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

         12.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

         12.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

         12.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

13.      GOVERNING LAW.

         13.1. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

                                                       Securityholders Agreement


         IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.


                                 AURORA/VDK LLC


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President


                                 MBW INVESTORS LLC


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President


                                 VDK FOODS LLC


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President


                                 AURORA FOODS HOLDINGS INC.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President

                                                       Securityholders Agreement


                                 AURORA FOODS INC.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President

                                 VDK HOLDINGS, INC.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President

                                 VAN de KAMPS, INC.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Executive Vice President


                                 FENWAY CAPITAL PARTNERS FUND, L.P.

                                 By:  Fenway Partners, L.P., its General Partner

                                      By:  Fenway Partners Management, Inc. its
                                           General Partner


                                 By: /s/ Richard Dresdale
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement


                                 FPIP LLC

                                 By:  Fenway Partners, Inc., its Manager


                                 By: /s/ Richard Dresdale
                                    -----------------------------------
                                    Name:
                                    Title:

                                 FPIP TRUST, LLC

                                 By:  Fenway Partners, Inc., its Manager



                                 By: /s/ Richard Dresdale
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement


                                 McCOWN DeLEEUW & CO. III, L.P.

                                 By:  MDC Management Company III, L.P.,
                                      its General Partner


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:


                                 McCOWN DeLEEUW & CO. III (Europe), L.P.

                                 By:  MDC Management Company III, L.P.,
                                      its General Partner


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:


                                 McCOWN DeLEEUW & CO. III (Asia), L.P.

                                 By:  MDC Management Company IIIA, L.P.,
                                      its General Partner


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:

                                 GAMMA FUND LLC


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement



                                 McCOWN DeLEEUW & CO. IV, L.P.

                                 By:  MDC Management Company IV, L.P.
                                      its General Partner


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:


                                 DELTA FUND LLC


                                 By: /s/ Charles Ayres
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement




                                 CALIFORNIA PUBLIC EMPLOYEES'
                                 RETIREMENT SYSTEM


                                 By: /s/ David E. J. Maxwell
                                    -----------------------------------
                                    Name: David E. J. Maxwell
                                    Title: Principal Investment Officer

                                                       Securityholders Agreement




                                 DARTFORD PARTNERSHIP L.L.C.


                                 By: /s/ James B. Ardrey
                                    -----------------------------------
                                    Name: James B. Ardrey
                                    Title: Member


                                 THE IAN AND SUSAN WILSON 1998
                                 IRREVOCABLE TRUST


                                 By: /s/ Timothy R. Wilson
                                    -----------------------------------
                                    Name: Timothy R. Wilson
                                    Title: Trustee

                                 SCOTT W. SEATON, TRUSTEE
                                 f/b/o CAITLIN E. ARDREY


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 SCOTT W. SEATON, TRUSTEE
                                 f/b/o IAN B.  ARDREY


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement



                                 R. HOLT ARDREY, TRUSTEE
                                 f/b/o BLAKE  ARDREY


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 R. HOLT ARDREY, TRUSTEE
                                 f/b/o SCOTT ARDREY


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 WENDY R. ARDREY, TRUSTEE
                                 f/b/o ANN RICHARDSON


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                 ---------------------------------
                                 Elizabeth D. Ardrey

                                 RAY AND ELLEN CHUNG CHILDREN'S
                                 TRUST f/b/o Melissa Ann Chung


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement




                                 RAY AND ELLEN CHUNG CHILDREN'S
                                 TRUST f/b/o Jessica Michelle Chung


                                 By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                                       Securityholders Agreement




                                 UBS CAPITAL LLC


                                 By: /s/ Charles J. Delancy
                                    -----------------------------------
                                    Name:
                                    Title:

                                 GLORIANDE (LUXEMBOURG) S.a.r.L.


                                 By: /s/ I. W. M. Isdale
                                    -----------------------------------
                                    Name: I. W. M. Isdale
                                    Title: Authorized Signatory

                                                       Securityholders Agreement



                                 SUNAPEE SECURITIES, INC.


                                 By: /s/ Gary Wilkinson
                                    -----------------------------------
                                    Name: Gary Wilkinson
                                    Title: Treasurer


                                 SQUAM LAKE INVESTORS II, L.P.

                                 By:  GPI, Inc. its Managing General Partner


                                 By: /s/ Gary Wilkinson
                                    -----------------------------------
                                    Name: Gary Wilkinson
                                    Title: Treasurer

                                                       Securityholders Agreement




                                 /s/ Thomas J. Ferraro
                                 ----------------------------------
                                 Thomas J. Ferraro

                                 /s/ C. Gary Willett
                                 ---------------------------------
                                 C. Gary Willett

                                 /s/ Alan Mintz
                                 ----------------------------------
                                 Alan Mintz

                                 /s/ Dirk Grizzle
                                 ----------------------------------
                                 Dirk Grizzle

                                 /s/ Robert Kraska
                                 ----------------------------------
                                 Robert Kraska

                                                       Securityholders Agreement


                                 /s/ Thomas O. Ellinwood
                                 ----------------------------------
                                 Thomas O. Ellinwood

                                 /s/ Timothy B. Andersen
                                 ----------------------------------
                                 Timothy B. Andersen

                                 /s/ C. Renee Sloan
                                 ----------------------------------
                                 C. Renee Sloan

                                 /s/ Thomas J. Youngerman
                                 ----------------------------------
                                 Thomas J. Youngerman

                                 /s/ Olafur Gundmundsson
                                 ----------------------------------
                                 Olafur Gundmundsson

                                 /s/ Gregory L. Smith
                                 ----------------------------------
                                 Gregory L. Smith

                                 /s/ Anthony A. Bevilacqua
                                 ----------------------------------
                                 Anthony A. Bevilacqua

                                   Schedule A


Aurora/VDK LLC
c/o Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California  94104
  Facsimile:  (415) 982-3023

MBW Investors LLC
c/o Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California  94104
  Facsimile:  (415) 982-3023

VDK Foods LLC
c/o Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California  94104
  Facsimile:  (415) 982-3023

Aurora Foods Holdings Inc.
c/o Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California  94104
  Facsimile:  (415) 982-3023

Aurora Foods Inc.
  Community Corporate Center
  445 Hutchinson Avenue, Suite 960
  Columbus, Ohio  43235
  Facsimile:  (614) 436-6655

VDK Holdings, Inc.
c/o Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California  94104
  Facsimile:  (415) 982-3023

Van de Kamps, Inc.
  1000 Union Station, Suite 200
  St. Louis, Missouri  63103

  Facsimile:  (314) 632-5690

Fenway Capital Partners Fund, L.P.
FPIP Trust LLC
FPIP LLC
  152 West 57th Street, 59th Floor
  New York, New York  10019
  Attention:  Richard C. Dresdale
  Facsimile:  (212) 757-0609

McCown De Leeuw & Co. III, L.P.
c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025
  Facsimile:  (650) 854-0853

McCown De Leeuw & Co. III (Europe), L.P.
c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025
  Facsimile:  (650) 854-0853

McCown De Leeuw & Co. III (Asia), L.P.
c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025
  Facsimile:  (650) 854-0853

Gamma Fund LLC c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025
  Facsimile:  (650) 854-0853

McCown De Leeuw & Co. IV, L.P.
c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025

  Facsimile:  (650) 854-0853

Delta Fund LLC c/o McCown DeLeeuw & Co.
  3000 Sand Hill Road
  Building 3, Suite 290
  Menlo Park, California  94025
  Facsimile:  (650) 854-0853

California Public Employees' Retirement System
  Lincoln Plaza
  400 P Street
  Sacramento, California  95814
  Attention:  David E.J. Maxwell
                 with a copy to:    Pacific Corporate Group
                                    1200 Prospect Street
                                    La Jolla, California  92037
                                    Attention:  Brian Kinsman

Dartford Partnership L.L.C.
  456 Montgomery Street, Suite 2200
  San Francisco, California 94104
  Facsimile:  (415) 982-3023

The Ian and Susan Wilson 1998 Irrevocable Trust
  945 Green Street
  San Francisco, California  94133

Ray and Eileen Chung Children's Trust
f/b/o Melissa Ann Chung
  11 Smithdale Estates
  Houston, Texas  77024

Ray and Eileen Chung Children's Trust
f/b/o Jessica Michelle Chung
  11 Smithdale Estates
  Houston, Texas  77024

Scott W. Seaton, Trustee
f/b/o Caitlin E. Ardrey
  48 Pheasant Lane
  Greenwich, Connecticut  06830

Scott W. Seaton, Trustee
f/b/o Ian B. Ardrey
  48 Pheasant Lane
  Greenwich, Connecticut  06830

R. Holt Ardrey, Trustee
f/b/o Blake Ardrey
  48 Pheasant Lane
  Greenwich, Connecticut  06830

R. Holt Ardrey, Trustee
f/b/o Scott Ardrey
  48 Pheasant Lane
  Greenwich, Connecticut  06830

Wendy R. Ardrey, Trustee
f/b/o Ann Richardson
  48 Pheasant Lane
  Greenwich, Connecticut  06830

Elizabeth D. Ardrey
  48 Pheasant Lane
  Greenwich, Connecticut  06830

UBS Capital LLC
  299 Park Avenue
  New York, New York  10171
  Attention:  Charles J. Delaney
  Facsimile:  (212) 821-6333

Gloriande (Luxembourg) S.a.r.L.
  c/o Moore Stephens Services SAM
  L'Estoril
  Avenue Princess Grace
  MONACO

Sunapee Securities, Inc.
  Two Copley Place
  Boston, MA  02116

  Attention:  Gary Wilkinson
  Facsimile:  (617) 572-3266

Squam Lake Investors II, L.P.
 Two Copley Place
 Boston, MA  02116
 Attention:  Gary Wilkinson
 Facsimile:  (617) 572-3266

Aurora Foods Management:
         Thomas J. Ferraro
         438 Delegate Drive
         Worthington, Ohio  43235

         C. Gary Willett
         1001 Elcliff Drive
         Westerville, Ohio 43081

         Alan Mintz
         8005 Spalding Hills
         Atlanta, GA  30350

         Dirk Grizzle
         1050 Isle Court
         Westerville, OH  43082

         Robert Kraska
         1151 Nautilus Place
         Westerville, OH  43082

Van de Kamp's Management:

         Thomas O. Ellinwood
           12451 Montsouris Drive
           St. Louis, Missouri  63141

         Timothy B. Andersen
           20 Georgian Acres
           St. Louis, Missouri  63131

         C. Renee Sloan

           1159 Olive Lake Drive, Apt. C
           St. Louis, Missouri  63132

         Thomas J. Youngerman
           232 N. Kingshighway, Apt. 412
           St. Louis, Missouri  63108




         Olafur Gundmundsson
           95 Aberdeen Place
           St. Louis, Missouri  63105

         Gregory L. Smith
           388 Wellington Cove
           Jackson, Tennessee  38305

         Anthony A. Bevilacqua
           424 Yorkshire Place
           Webster Grove, Missouri  63119

                                   SCHEDULE B


                                            Beneficial Ownership of
         Name                                       New LLC


Fenway Partners Capital Fund, L.P.                  38.0228

McCown DeLeeuw & Co. III, L.P.                      13.5568

McCown De Leeuw & Co. III (Europe), L.P.             0.9624

McCown DeLeeuw & Co. III (Asia), L.P.                0.2256

Gamma Fund LLC                                       0.2933

McCown DeLeeuw & Co. IV, L.P.                       12.9392

Delta Fund LLC                                       0.3761

California Public Employees' Retirement System       8.4255

Gloriande Industries, Inc.                           8.6667

UBS Capital LLC                                      8.6667

Dartford Partnership L.L.C.                          5.1201

The Ian and Susan Wilson 1998 Irrevocable Trust      0.2965

Ray and Eileen Chung Children's Trust                0.1164
  f/b/o Melissa Ann Chung

Ray and Eileen Chung Children's Trust                0.1164
  f/b/o Jessica Michelle Chung

Certain trusts f/b/o ancestors and                   0.0756
  descendants of James B. Ardrey

Sunapee Securities, Inc.                             0.4026

Squam Lake Investors II, L.P.                        0.4026



Thomas O. Ellinwood                                  0.0829

Thomas J. Youngerman                                 0.0282

C. Renee Sloan                                       0.0282

Olafur Gudmundsson                                   0.0282

Timothy B. Andersen                                  0.0282

Gregory L. Smith                                     0.0166

Thomas J. Ferraro                                    0.1330

C. Gary Willett                                      0.0544

Dirk Grizzle                                         0.1306

George Jamiel                                        0.1330

Alan Mintz                                           0.0693

